Exhibit 99.1

U.S. $400,000,000

AMENDED AND RESTATED
MASTER REPURCHASE AND SECURITIES CONTRACT

by and between

RCC REAL ESTATE SPE 4, LLC,
as Seller

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Buyer

Amended and Restated as of July 19, 2018

i

EXHIBITS
Exhibit A    ‑    Form of Transaction Request
Exhibit B    ‑    Form of Confirmation
Exhibit C    ‑    Form of Irrevocable Redirection Notice
Exhibit D-1    ‑    Form of Closing Certificate
Exhibit D-2    ‑    Form of Power of Attorney (Seller)
Exhibit D-3    ‑    Form of Power of Attorney (Pledgor)
Exhibit D-4    ‑    Form of Patriot Act Certificate
Exhibit E    ‑    Form of Compliance Certificate
Exhibit F    ‑    Form of Controlled Account Agreement
Exhibit G    ‑    Form of Assignment and Acceptance
Exhibit H    ‑    Form of Additional Seller Joinder Agreement
SCHEDULES
Schedule 1    ‑    Representations and Warranties with respect to Purchased Assets
Schedule 2    -    Collateral Debt Obligations of Guarantor Approved by Buyer
Schedule 3     -    Trust Preferred Securities of Guarantor Approved by Buyer

ANNEXES
Annex 1    ‑    Party Addresses

Annex 2    ‑    Seller's Account
Annex 3    ‑    Sponsor Competitors

v

THIS AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of July 19, 2018 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, this "Agreement"), is made by and between RCC REAL ESTATE SPE 4, LLC, a Delaware limited liability company, as seller (as more specifically defined below, "Seller"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as buyer (as more specifically defined below, "Buyer"). Seller and Buyer (each a "Party") hereby agree as follows:
R E C I T A L S
WHEREAS, Buyer and Seller are Parties to that certain Master Repurchase and Securities Contract, dated as of February 27, 2012 (as amended by the First Amendment to Master Repurchase and Securities Contract and Other Repurchase Documents, dated as of April 2, 2013, the Second Amendment to Master Repurchase and Securities Contract and Other Repurchase Documents, dated as of October 15, 2013, the Third Amendment to Master Repurchase and Securities Contract and Other Repurchase Documents, dated as of July 31, 2014, the Fourth Amendment to Master Repurchase and Securities Contract and Other Repurchase Documents, dated as of October 31, 2014, the Fifth Amendment to Master Repurchase and Securities Contract and Other Repurchase Documents, dated as of July 21, 2016, the Waiver Letter (Fixed Charged Ratio), dated September 30. 2016, the Waiver Letter, dated effective as of September 30, 2016, the Waiver Letter, dated effective as of December 31, 2016, the Sixth Amendment to Master Repurchase and Securities Contract, dated as of March 29, 2017, the Seventh Amendment to Master Repurchase and Securities Contract, dated as of March 30, 2018, collectively, the "Original Agreement"); and
WHEREAS, Buyer and Seller desire to amend and restate the Original Agreement in its entirety.
NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE 1

APPLICABILITY
Section 1.01    Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer to Seller and Seller to repurchase such Assets in a repurchase transaction at a date not later than the Facility Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION
Section 2.01    Definitions.
"Accelerated Repurchase Date": Defined in Section 10.02.
"Accepted Servicing Practices": With respect to any Purchased Asset, the commercial mortgage servicing practices of prudent financial or mortgage lending institutions that service Whole Loans in the jurisdiction where the related Underlying Mortgaged Property is located or, so long as Wells is the Servicer, as otherwise defined in the Servicing Agreement.
"Account Control Agreement": A bank account control agreement in favor of Buyer with respect to a bank account related to a Purchased Asset, in form and substance satisfactory to Buyer.
"Additional Seller Joinder Agreement": An Additional Seller Joinder Agreement, substantially in the form of Exhibit H, duly executed and delivered by each party thereto.
"Additional Sellers": Any additional party or parties that has executed and delivered an Additional Seller Joinder Agreement and has become a "Seller" under the Repurchase Documents.
"Adjusted Total Indebtedness": With respect to Guarantor and its Consolidated Subsidiaries and any date, the Total Indebtedness of Guarantor minus the sum of Convertible Debt, Trust Preferred Securities and Collateralized Debt Obligations.
"Affiliate": With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.
"Agreement": Defined in the Preamble hereto.
"Alternative Rate": A per annum rate based on an index approximating the behavior of LIBOR, as reasonably determined by Buyer.
"Amended and Restated Closing Date": July 19, 2018.
"Anti-Corruption Laws": The U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Seller, Guarantor or any of Affiliates of Seller or Guarantor is located or doing business.
"Anti-Money Laundering Laws": The applicable laws or regulations in any jurisdiction in which Seller, any Guarantor or any Affiliates of Seller or any Guarantor is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

"Applicable Percentage": For each Purchased Asset, the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date therefor as specified in the relevant Confirmation, which applicable percentage shall not exceed the Maximum Applicable Percentage.
"Appraisal": A FIRREA‑compliant appraisal addressed to and reasonably satisfactory to Buyer of the related Underlying Mortgaged Property from a third-party appraiser.
"Approved Representation Exception": Any Representation Exceptions furnished by Seller to Buyer and approved by Buyer in its discretion prior to or after the related Purchase Date.
"Asset": Any Whole Loan or Participation Interest, the Underlying Mortgaged Property for which is included in the categories for Types of Mortgaged Property, or any other Asset approved by Buyer in its discretion, but excluding any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a special purpose entity organized to issue collateralized debt or loan obligations. For the avoidance of doubt, the approval of any Asset that is not a Whole Loan or Participation Interest is at the discretion of Buyer and shall be granted on the terms and conditions specified by Buyer, which may include, without limitation, amendments to the Repurchase Documents.
"Asset Value": As of any date of determination with respect to an Asset, an amount equal to the product of the Market Value for such Asset times the Applicable Percentage for such Asset; provided, however, the Asset Value of any Purchased Asset may be reduced, by an amount determined by Buyer, which amount may, in Buyer's discretion, be reduced to zero (0), at any time and for any reason (excluding for any reason relating to fluctuations in current interest rates and interest rate spreads), including, but not limited to, the following:
(a)    reductions required to maintain a PPV of the Required PPV Percentage or less;
(b)    reductions required to maintain (i) with respect to each Purchased Asset, a Debt Yield of the Required Debt Yield Percentage or greater and (vi) with respect to all Purchased Assets, a Debt Yield for all Purchased Assets (on a combined basis) equal to the Required Portfolio Debt Yield Percentage or greater; and
(c)    any Credit Event.
"Assignment of Leases": Defined in the Custodial Agreement.
"Bankruptcy Code": Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended, modified or replaced from time to time.
"Book Value": With respect to an Asset, as of any date, an amount, as certified by Seller in the related Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date, and (b) (i) the price that Seller initially paid or advanced in respect thereof, plus (ii) any additional amounts advanced by Seller, minus (iii) (A) principal payments received by Seller and (B) reductions made by Seller in connection with losses and other write-downs.

"Business Day": Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term "Business Day" is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.
"Buyer": Wells, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.
"Capital Lease Obligations": With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.
"Capital Markets Transaction": Defined in the Repurchase Documents.
"Change of Control": The occurrence of any of the following events: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act, as amended) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 25% or more of the total voting power of all classes of Equity Interests of any Repurchase Party entitled to vote generally in the election of the directors (or the applicable equivalent), (b) Guarantor shall cease to own and control, of record and beneficially, 100% of the Equity Interests of Pledgor, or (c) Pledgor shall cease to own and control, of record and beneficially, 100% of the Equity Interests of Seller.
"Closing Certificate": A true and correct certificate in the form of Exhibit D-1, executed by a Responsible Officer of Seller, Guarantor or Pledgor.
"Closing Date": February 27, 2012.
"Code": The Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder, in each case as amended, modified or replaced from time to time.
"Collateralized Debt Obligations": An investment-grade security backed by a pool of bonds, loans or other assets that has been issued by Guarantor or an Affiliate of Guarantor and is identified on Schedule 2 attached hereto and such other similar investment-grade security approved by Buyer from time to time in its discretion.
"Commonly Controlled Entity": An entity, whether or not incorporated, which is under common control with Seller, Guarantor or Pledgor within the meaning of Section 4001(b)(1) of ERISA or is part of a group which includes Seller, Guarantor or Pledgor and which is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 412 of the Code to the extent required by such section, Section 414(m) or 414(o) of the Code.

"Compliance Certificate": A true and correct certificate in the form of Exhibit E, executed by a Responsible Officer of Seller and/or Guarantor, as applicable.
"Concentration Limit": Unless otherwise agreed to in writing by Buyer, with respect to the Purchased Assets, as follows:
(a)    the aggregate outstanding Purchase Price for Hotel-Related Assets shall not exceed 25% of the Maximum Amount;
(b)    the aggregate outstanding Purchase Price for Flex Assets shall not exceed 30% of the Maximum Amount;
(c)    the aggregate outstanding Purchase Price of any Purchased Asset shall not exceed $60,000,000; and
(d)    the aggregate outstanding Purchase Price for all Non-Controlling Pari Passu Participation Interests shall not exceed 20% of the Maximum Amount.
"Confirmation": A purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01.
"Consolidated Subsidiaries": As of any date and any Person, any and all Subsidiaries or other entities that are consolidated with such Person in accordance with GAAP.
"Contingent Liabilities": With respect to any Person as of any date, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of "off–balance sheet arrangements" (as defined in the Off–Balance Sheet Rules defined below in this definition), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person's financial statements, guaranteeing in whole or in part any Non–Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price–adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non–monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non–discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be, (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or, (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and, (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. "Off–Balance Sheet Rules" means the Disclosure in Management's Discussion and Analysis About Off–Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33–8182; 34–47264; FR–67 International Series Release No. 1266 File No. S7–42–02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).
"Contractual Obligation": With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.
"Control": With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling," "Controlled" and "under common Control" have correlative meanings.
"Controlled Account Agreement": A control agreement in the form of Exhibit F attached hereto with respect to the Waterfall Account, dated as of the Closing Date, among Seller, Buyer and Waterfall Account Bank, as the same shall be amended, modified, waived, supplemented, extended, replaced or restated from time to time.
"Controlling Asset": A Purchased Asset that is not a Participation Interest.
"Convertible Debt": Any security convertible or exchangeable for any Equity Interest.
"Core Asset": An Asset that is not a Flex Asset.
"Credit Approval Memo": With respect to an Asset, the internal memorandum produced by Seller or an Affiliate of Seller in connection with Seller's or such Affiliate's internal approval process for the origination or purchase of such Asset.
"Credit Event": The determination by Buyer that any of the following events or any similar event, occurrence or condition has occurred with respect to a Purchased Asset: (a) the deterioration in value of any Purchased Asset or any Underlying Mortgaged Property relating to any Purchased Asset, (b) any decline in the Net Income or Net Cash Flow of any Purchased Asset or any Underlying Mortgaged Property related thereto, (c) any deterioration in the operations, property, assets, business, financial condition, payment ability, credit quality or prospects of any Underlying Obligor under any Mortgage Note, (d) the loss of any security interest (or the priority thereof) with respect to (i) any Purchased Asset or under any of the Repurchase Documents or (ii) any Underlying Mortgaged Property or other collateral for any Purchased Asset or under any of the Mortgage Loan Documents for any Purchased Asset, (e) the failure of any Purchased Asset to qualify for Bankruptcy Code safe harbor treatment (as more fully described in Article 14 hereof), (f) Seller fails to deliver any reports required under the Repurchase Documents with respect to any Purchased Asset and Buyer determines that such failure adversely affects Buyer's ability to determine the Market Value of such Purchased Asset, (g) any Representation Breach of a representation made herein with respect to such Purchased Asset, or any representation made in any Mortgage Loan Document with respect to such Purchased Asset is not true and correct, in each case, other than an Approved Representation Exception, (h) a Purchased Asset is no longer an Eligible Asset, (i) any Purchased Asset with respect to which Buyer deems a material adverse change has occurred that Buyer deems to make the Purchased Asset uncollectible on a timely basis, including, but not limited to, by reason of Underlying Obligor default, an Insolvency Event with respect to the Underlying Obligor or litigation involving the Purchased Asset or Underlying Obligor, (j) any Purchased Asset with respect to which Seller has failed to deliver the Mortgage Note, the other Mortgage Loan Documents and the other material documents required by the Custodial Agreement to Custodian for the benefit of Buyer within the time periods required by the Custodial Agreement or any Mortgage Loan Documents have been released to Seller or Servicer and the same are not returned within the time periods required by the Custodial Agreement, (k) any material written information provided by Seller, Guarantor, Pledgor or any Affiliate of any of the foregoing to Buyer with respect to such Purchased Asset is untrue in any material respect, (l) any Retained Interest, funding obligation or any other obligation of any kind with respect to such Purchased Asset has been transferred to Buyer without its prior written consent, (m) a Purchased Asset is not repurchased on the related Repurchase Date, or (n) any other event, circumstance, condition or situation determined by Buyer to be a credit event with respect to or affecting a Purchased Asset or the Underlying Mortgaged Property for a Purchased Asset.
"Current Appraisal": An Appraisal dated within twelve (12) months of the date of determination which such Appraisal shall be approved by Buyer.
"Current Mark-to-Market Value": For any Asset, as of any date, the market value for such Asset as of such date, as such market value is determined by Buyer in its discretion, which market value may be zero (0).
"Custodial Agreement": The Amended and Restated Custodial Agreement, dated as of the Amended and Restated Closing Date, among Buyer, Seller and Custodian, as the same shall be amended, modified, waived, supplemented, extended, replaced or restated from time to time.
"Custodian": Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.
"Debt Service": With respect to any Person, the amount required to pay all amounts owed in respect of principal and interest on the Indebtedness of such Person.
"Debt Yield": With respect to each Asset and for any relevant time period, the percentage equivalent of the quotient obtained by dividing (a) the Net Cash Flow from the related Underlying Mortgaged Properties as determined by Buyer by (b) the outstanding Purchase Price of such Asset. For the avoidance of doubt, in determining the Debt Yield, Buyer shall use an annual number in the numerator of such calculation.
"Default": Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

"Default Rate": As of any date, the lesser of (i) the Pricing Rate in effect on such date plus 500 basis points (5.00%) and (ii) the highest rate permitted by Requirements of Law.
"Defaulted Asset": Any Asset (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Mortgage Loan Documents, including any cure periods, (b) for which there is a Representation Breach with respect to such Asset, other than an Approved Representation Exception, (c) for which there is a material non–monetary default under the related Mortgage Loan Documents beyond any applicable notice or cure period, (d) as to whose Underlying Obligor an Insolvency Event has occurred, or (e) that is in foreclosure or proposed foreclosure or in respect of which Seller or Servicer has made a determination to foreclose with respect to any Lien on the related Underlying Mortgaged Property; provided that with respect to any Participation Interest, in addition to the foregoing, such Participation Interest will also be considered a Defaulted Asset to the extent that the Underlying Mortgage Loan would be considered a Defaulted Asset as described in this definition.
"Deficit Amount": (a) In the case of a Margin Deficit created when the Debt Yield for all Purchased Assets (on a combined basis) is less than the Required Portfolio Debt Yield Percentage, the amount by which the Purchase Price for one or more Purchased Assets is required to be reduced so that the Debt Yield for all Purchased Assets (on a combined basis) is greater than or equal to the Required Portfolio Debt Yield Percentage (as determined by Buyer in its discretion), or (b) in the case of a Margin Deficit created when the outstanding Purchase Price of a Purchased Assets exceeds the Asset Value of such Purchased Asset (as determined by Buyer in its discretion), the amount by which the Purchase Price of a Purchased Asset is required to be reduced so that the outstanding Purchase Price of such Purchased Asset is not greater than the Asset Value of such Purchased Asset, which amount shall be determined by Buyer in its discretion.
"Derivatives Contract": Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.
"Derivatives Termination Value": With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amounts determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based on one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

"Determination Date": With respect to a Remittance Date, the date that is two (2) Business Days preceding such Remittance Date.
"Dollars" and "$": Lawful money of the United States of America.
"EBITDA": With respect to any Person and any period, determined without duplication on a consolidated basis, an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority interests and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense, (ii) interest expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains and losses, plus (b) such Person's proportionate share of EBITDA of its unconsolidated Affiliates, all with respect to such period.
"Early Repurchase Date": Defined in Section 3.05.
"Eligible Asset": An Asset:
(a)    that has been approved as a Purchased Asset by Buyer;
(b)    with respect to which no Representation Breach exists, other than an Approved Representation Exception;
(c)    that is not a Defaulted Asset;
(d)    with respect to which there are no future funding obligations on the part of Seller or Buyer or any other Person except as may be disclosed by Seller in writing to and approved by Buyer in the Confirmation;
(e)    which, in each case, shall at no time have a LTV that exceeds the Maximum LTV;
(f)    which, other than with respect to Non-Controlling Pari Passu Participation Interests, at all times, shall have a Debt Yield which is equal to or greater than the Required Debt Yield Percentage;
(g)    which, at all times, shall have a PPV which does not exceed the Required PPV Percentage;
(h)    with respect to any Hotel‑Related Asset, (i) Seller has provided Buyer a copy of the executed franchise agreement or management agreement and related documents for operation of the hotel under the national flag, any reports issued by the franchisor/brand with respect to the Underlying Obligor's performance under the franchise agreement or management agreement, as applicable, and a comfort letter signed by the franchisor/brand (which comfort letter shall run to the benefit of successors and assigns of Seller), each of which shall be acceptable to Buyer, (ii) the hotel is managed by a manager acceptable to Buyer, and (iii) with respect to the management of the hotel, Seller has provided to Buyer copies of the management agreement and subordination of management agreement, each of which shall be acceptable to Buyer;
(i)    whose Underlying Mortgaged Property is located in the United States, whose Underlying Obligors are domiciled in the United States, and all obligations thereunder and under the Mortgage Loan Documents are denominated and payable in Dollars;
(j)    which does not violate any Concentration Limit;
(k)    whose related Underlying Obligors (and any of their respective Affiliates) are not Sanctioned Targets;
(l)    that does not involve an Equity Interest held or to be held by Seller, Guarantor or any Affiliate of Seller or Guarantor that would result in (i) an actual or potential conflict of interest, (ii) an affiliation with an Underlying Obligor which results or could reasonably be expected to result in the loss or impairment of any material rights of the holder of the Asset; provided, Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by Seller, Guarantor or any Affiliate of Seller or Guarantor with respect to such Asset whether or not it satisfies either of the preceding clauses (i) or (ii); and
(m)    that is secured by a perfected, first priority security interest on a commercial or multi‑family property;
provided, that notwithstanding the failure of an Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, as determined in Buyer's discretion, designate in writing any such non–conforming Asset as an Eligible Asset, which designation (1) may include a temporary or permanent waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).
"Environmental Laws": Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.
"Equity Interests": With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of capital stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.
"ERISA": The Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, as each of the foregoing are amended, modified or replaced from time to time.
"Event of Default": Defined in Section 10.01.
"Exchange Act": The Securities Exchange Act of 1934, as amended, modified or replaced from time to time.
"Exit Fee": Defined in the Fee Letter.
"Extended Facility Termination Date": Defined in Section 3.07.
"Extension Fee": Defined in the Fee Letter.
"Facility": The facility evidenced by and the Transactions contemplated under the Repurchase Documents.
"Facility Termination Date": The earliest of (a) the Initial Facility Termination Date (or, in the case that the Initial Facility Termination Date is extended in accordance with Section 3.07 hereof, such extended date), (b) any Accelerated Repurchase Date, and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with the Repurchase Documents or Requirements of Law.
"FDIA": Defined in Section 14.03.
"FDICIA": Defined in Section 14.04.
"Fee Letter": The Seventh Amended and Restated Fee Letter, dated as of the Amended and Restated Closing Date, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.
"Fifth Amendment": The Fifth Amendment to Master Repurchase and Securities Contract and other Repurchase Documents, dated as of July 21, 2016, among Buyer, Seller, Guarantor and Pledgor.
"Financial Covenants": The financial covenants applicable to Seller and Guarantor set forth in Section 8.05.
"FIRREA": Defined in Section 7.15.
"First Extended Facility Termination Date": Defined in Section 3.07.

"Flex Asset": A Whole Loan (other than a Hotel-Related Asset) that is classified as a "Flex Asset" in the discretion of Buyer, provided, in all cases, any such Whole Loan shall have (a) a Debt Yield that is at least equal to the Required Debt Yield Percentage and (b) a PPV that is less than or equal to Required PPV Percentage. The decision to purchase (and, if Buyer decides to purchase, the terms and conditions for purchase) any such Whole Loan shall be in the discretion of Buyer and the designation of any such Whole Loan as a Flex Asset shall be in the discretion of Buyer; provided, in no event shall a Hotel-Related Asset be a Flex Asset.
"Foreign Corrupt Practices Act": Title 15 of the United States Code (15 U.S.C. §§ 78dd–1, et seq.), as amended, modified or replaced from time to time.
"Fourth Amendment": The Fourth Amendment to Master Repurchase and Securities Contract and other Repurchase Documents, dated as of October 31, 2014, among Buyer, Seller, Guarantor, Pledgor and Custodian.
"Funding Expiration Date": The earliest of (a) the Initial Facility Termination Date, or, if the Facility Termination Date is extended to the First Extended Facility Termination Date pursuant to Section 3.07 and Buyer in its discretion agrees to extend the Funding Expiration Date for an additional one (1) year period in accordance with the provisions of the last sentence of Section 3.07, the First Extended Facility Termination Date, (b) any Accelerated Repurchase Date, and (c) any date on which the Funding Expiration Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.
"Funding Period": The period from the Closing Date to and including the Funding Expiration Date.
"GAAP": Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
"General Assignment": Defined in the Custodial Agreement.
"Governing Documents": With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.
"Governmental Authority": Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.

"Ground Lease": A ground lease containing the following terms and conditions: (a) a remaining term that extends not less than twenty (20) years beyond the maturity date of the Asset, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor or with such consent given, (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so, (d) reasonable transferability of the lessee's interest under such lease, including ability to sublease, and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
"Guarantee Obligation": With respect to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, further, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum anticipated liability in respect thereof as reasonably determined by such Person.
"Guarantor": Exantas Capital Corp., formerly known as Resource Capital Corp., a Maryland corporation, together with its successors and permitted assigns.
"Guarantor Liabilities": Defined in the Guaranty.
"Guaranty": The Amended and Restated Guaranty, dated as of the Amended and Restated Closing Date, executed by Guarantor in favor of Buyer, as such agreement is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.
"Hedge Counterparty": Either (a) Wells (or any Affiliate thereof) in its capacity as counterparty to any Interest Rate Protection Agreement, or (b) any other counterparty (which may be Buyer or its Affiliate) approved by Buyer to any Interest Rate Protection Agreement with Seller, in either case, which agreement contains a consent satisfactory to Buyer to the collateral assignment to Buyer of the rights (but none of the obligations) of Seller thereunder.
"Hotel-Related Asset": An Asset the Underlying Mortgaged Property for which includes a hotel.
"Income": With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset): (a) all Principal Payments, (b) all Interest Payments, (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including principal payments, interest payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds, and (d) all payments received from Hedge Counterparties pursuant to Interest Rate Protection Agreements related to such Purchased Asset; provided, that any amounts that under the applicable Mortgage Loan Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, including, without limitation, taxes, insurance and tenant improvements, shall not be included in the term "Income" unless and until (i) an event of default exists under such Mortgage Loan Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts, (iii) such amounts are no longer required to be held for such purpose under such Mortgage Loan Documents and the lender thereunder is entitled to apply such amounts to the obligations under such Mortgage Loan Documents, or (iv) such amounts may be applied to all or a portion of the outstanding Indebtedness under such Mortgage Loan Documents.
"Indebtedness": With respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Convertible Debt, Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off–Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any obligation that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy–back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) net obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non–Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation (provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien), (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.
"Indemnified Amount": Defined in Section 13.01.
"Indemnified Person": Defined in Section 13.01.
"Independent Director" or "Independent Manager": An individual who has prior experience as an independent director, independent manager or independent member who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company reasonably approved by Buyer, in each case, that is not an Affiliate of Seller, Guarantor or Pledgor and that provides professional Independent Directors and Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of such corporation or limited liability company and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a)    a member, partner, equity holder, manager, director, officer or employee of Seller, Guarantor, Pledgor, any of their respective equity holders or Affiliates (other than (a) as an Independent Director or Independent Manager of Seller, Guarantor or Pledgor and (b) as an Independent Director or Independent Manager of an Affiliate of Seller, Guarantor or Pledgor or any of their respective single-purpose entity equity holders that are not in the direct chain of ownership of Seller or any Affiliate thereof and that are required by a creditor to be a single purpose bankruptcy remote entities, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);
(b)    a creditor, supplier or service provider (including provider of professional services) to Seller, Guarantor, Pledgor, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to Seller, Guarantor, Pledgor, any single-purpose entity equity holder, or any of their respective equity holders or Affiliates in the ordinary course of business);
(c)    a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or
(d)    a Person that controls (whether directly, indirectly or otherwise) any Person described in any of the preceding clauses (a), (b) or (c).
A natural Person who otherwise satisfies the preceding definition other than clause (a) by reason of being the Independent Director or Independent Manager of a "special purpose entity" affiliated with Seller, Guarantor or Pledgor shall not be disqualified from serving as an Independent Director or Independent Manager of Seller, Guarantor or Pledgor, provided that the fees that such individual earns from serving as Independent Directors or Independent Managers of affiliates of Seller, Guarantor or Pledgor in any given year constitute in the aggregate less than 5% of such individual's annual income for that year.
"Initial Facility Termination Date": July 21, 2020.
"Initial Facility Termination Extension Fee": Defined in the Fee Letter.
"Insolvency Action": With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.
"Insolvency Event": With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding–up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.
"Insolvency Laws": The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
"Insolvency Proceeding": Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
"Interest Expense": With respect to any Person and any period, determined without duplication on a consolidated basis, the amount of total interest expense incurred by such Person, including capitalized or accruing interest (but excluding the interest funded under a construction loan, the amortization of issuance costs of securitization of assets, to the extent such amortization is accelerated due to (a) early payoffs of any underlying assets in the securitization or (b) issuer electing to early terminate the securities, and the non-cash interest expense associated with convertible notes), plus such Person's proportionate share of interest expense from the joint venture investments of such Person in unconsolidated Affiliates of such Person, all with respect to such period.
"Interest Payments": With respect to any Purchased Asset, all payments of interest, income, receipts, dividends and any other collections and distributions received from time to time in connection with any such Purchased Asset.
"Interest Rate Protection Agreement": With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, in each case with a Hedge Counterparty and that is acceptable to Buyer.
"Internal Control Event": Fraud that involves management or other employees who have a significant role in the internal controls of Seller or any Affiliate of Seller over financial reporting.
"Investment": With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option (when exercised) to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in the Repurchase Documents, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
"Investment Company Act": The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.
"Irrevocable Redirection Notice": A notice in the form of Exhibit C sent by Seller or by Servicer on Seller's behalf directing the remittance of Income and other amounts required to be delivered hereunder with respect to a Purchased Asset to Servicer (if Servicer is Wells) or the Waterfall Account, as applicable, duly executed by Seller, Servicer and, subject to Section 8.06, the applicable Underlying Obligor (or other applicable Person) with respect to such Purchased Asset.
"LIBOR": The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the Pricing Rate Reset Date for each Pricing Period, for a period approximately equal to such Pricing Period, as reported on Reuters Screen Libor01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Reset Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation). Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error. If the calculation of LIBOR results in a LIBOR rate of less than zero (0), LIBOR shall be deemed to be zero (0) for all purposes of this Agreement.
"LIBO Rate": For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) determined for such Pricing Period in accordance with the following formula:

LIBOR for such Pricing Period
1 – Reserve Requirement

"Lien": Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person's assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.
"Liquidity": With respect to any Person and any date, the amount of cash and cash equivalents (in each case, other than restricted cash) held by such Person.
"LTV": With respect to any Purchased Asset, as applicable, as of any date of determination, the ratio of the outstanding Purchase Price or proposed Purchase Price for such Eligible Asset or

Purchased Asset, as applicable, to the market value of the related Underlying Mortgaged Property at such time, as such value is determined by Buyer in its discretion, provided that such determination is consistent with Buyer's adjustments for its commercial real estate repurchase product.
"Margin Call": Defined in Section 4.01(b).
"Margin Correction Deadline": Defined in Section 4.01(b).
"Margin Deficit": Defined in Section 4.01(a).
"Market Disruption Event": Any event or events that, in the reasonable determination of Buyer, results in (a) the effective absence of a "repo market" or related "lending market" for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, (b) Buyer not being able to finance Purchased Assets through the "repo market" or "lending market" with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of or material change since the Closing Date in the "securities market" for securities backed by Purchased Assets, or (d) Buyer not being able to sell securities backed by Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events.
"Market Value": For any Asset, as of any date, the lower of the Current Mark-to-Market Value and Book Value for such Asset, as of such date, as determined by Buyer.
"Material Action": Any material extension, amendment, waiver, termination, rescission, cancellation, release or other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset or the related Mortgage Loan Document or any other action, direction or decision that could reasonably be expected to adversely affect the value or collectability of any amounts due with respect to the Purchased Assets, as determined by Buyer.
"Material Adverse Effect": A material adverse effect on or material adverse change in or to (a) the financial condition or credit quality of Seller, Guarantor or any other Repurchase Party, (b) the validity, legality, binding effect or enforceability of any Repurchase Document, Mortgage Loan Document, Purchased Asset or security interest granted hereunder or thereunder, (c) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, Mortgage Loan Document or Purchased Asset or (d) the perfection or priority of any Lien granted under any Repurchase Document or Mortgage Loan Document, in each case, as determined by Buyer.
"Materials of Environmental Concern": Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as hazardous or toxic in or regulated under any Environmental Law.
"Maximum Amount": $400,000,000, as such amount may be reduced in accordance with the following proviso; provided, that on and after the earlier of the Funding Expiration Date and the Facility Termination Date, the Maximum Amount on any date shall be the aggregate Purchase

Price outstanding for all Transactions as of such date, as such amount declines over the term hereof as Purchased Assets are repurchased, Purchase Price is repaid and Margin Deficits are satisfied.
"Maximum Applicable Percentage": Defined in the Fee Letter.
"Maximum LTV": Defined in the Fee Letter.
"Moody's": Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
"Mortgage": Each mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a Lien on real property and other property and rights incidental thereto.
"Mortgage Asset File": Defined in the Custodial Agreement.
"Mortgage Asset File Checklist": Defined in the Custodial Agreement.
"Mortgage Loan Documents": With respect to any Purchased Asset, those documents executed in connection with, evidencing or governing such Purchased Asset and the related Underlying Mortgaged Property and which are or are required to be delivered to Custodian under the Custodial Agreement. For the avoidance of doubt, only an Interest Rate Protection Agreement or other Derivatives Contract entered into by an Underlying Obligor shall be considered a Mortgage Loan Document.
"Mortgage Note": The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.
"Mortgaged Property": The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.
"Mortgagor": The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder or under the Mortgage Loan Documents.
"Multiemployer Plan": A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
"Net Cash Flow": With respect to any Purchased Asset and for any period, the net cash flow of the related Underlying Mortgaged Property for such period as underwritten by Buyer.
"Net Income": With respect to any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.
"Non-Controlling Pari Passu Participation Interest": A pari passu participation interest in a Whole Loan with respect to which (a) the holder of such interest (i) is obligated to fund only the future funding obligations under the related Whole Loan and (ii) does not have the ability to control and make all of the material decisions with respect to the related Whole Loan, (b) the related Whole Loan was previously a Purchased Asset prior to the creation of such pari passu participation interest, and (c) the related controlling pari passu participation interest in such Whole Loan was included in a Capital Markets Transaction.
"Non–Recourse Indebtedness": With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
"Non–Utilization Fee": Defined in the Fee Letter.
"Non–U.S. Person": Defined in Section 12.06(b).
"Off-Balance Sheet Obligations": With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so-called "synthetic," tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness; (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person; or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
"Office of Foreign Assets Control": The U.S. Department of the Treasury's Office of Foreign Assets Control.
"Other Taxes": Defined in Section 12.06(b).
"Participant": Defined in Section 18.08(b).
"Participation Agreement": With respect to any Non-Controlling Pari Passu Participation Interest, any executed participation agreement, intercreditor agreement, co-lender agreement or any agreement that is similar to any of the foregoing agreements under which the Non-Controlling Pari Passu Participation Interest is created, evidenced, issued, serviced, administered and/or governed.
"Participation Certificate": With respect to any Non-Controlling Pari Passu Participation Interest, an executed certificate, note, instrument or other document representing the participation interest or other interest granted under a Participation Agreement.

"Participation Interest": A Non-Controlling Pari Passu Participation Interest created, evidenced, issued, serviced, administered and governed pursuant to a Participation Agreement and other Participation Interest Documents and evidenced by a Participation Certificate.
"Participation Interest Documents": For any Non-Controlling Pari Passu Participation Interest, the Participation Certificate, Participation Agreement and all other documents and agreements relating to such Non-Controlling Pari Passu Participation Interest, together with assignments thereof and endorsements thereto duly executed in blank.
"Party": Defined in the Preamble.
"Patriot Act": The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.
"Patriot Act Certificate": A certificate in the form of Exhibit D-4 attached hereto.
"PBGC": The Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.
"Permitted Liens": Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for state, municipal, local or other local taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, (b) Liens imposed by Requirements of Law, such as materialmen's, mechanics', carriers', workmen's, repairmen's and similar Liens, arising in the ordinary course of business securing obligations that are not overdue for more than thirty (30) days, and (c) Liens granted pursuant to or by the Repurchase Documents.
"Person": An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.
"Plan": An employee pension benefit plan as defined in Section 3(2) of ERISA that is subject to Section 412 of the Code or Section 303 of ERISA in respect of which any Seller, Servicer, Guarantor or any Commonly Controlled Entity sponsors, contributes to or is obligated to contribute to, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be, an "employer" as defined in Section 3(5) of ERISA.
"Pledge and Security Agreement": The Pledge and Security Agreement, dated as of the Closing Date, executed by Pledgor in favor of Buyer, as such agreement is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.
"Pledged Collateral": Defined in the Pledge and Security Agreement.
"Pledgor": RCC Real Estate, Inc., a Delaware corporation, together with its successors and permitted assigns.

"Power of Attorney": A power of attorney in the form of Exhibit D-2 attached hereto with respect to Seller or in the form of Exhibit D-3 attached hereto with respect to Pledgor.
"PPV": With respect to any Asset, the ratio of (a) the outstanding Purchase Price for such Asset, and (b) the value of the related Underlying Mortgaged Property, as such value is determined by Buyer in its discretion and as such value may be reduced at any time by Buyer in its discretion.
"Preferred Equity": A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument) evidenced by a stock share certificate or other similar ownership certificate representing the entire equity ownership interest in entities that own income producing commercial real estate.
"Price Differential": For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the Purchase Price for such Purchased Asset as of such day, and (b) for each Pricing Period or portion thereof and all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.
"Pricing Margin": Defined in the Fee Letter.
"Pricing Period": For any Purchased Asset, (a) in the case of the first Remittance Date, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset.
"Pricing Rate": For any Pricing Period, the LIBO Rate for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default exists, the Pricing Rate shall be the Default Rate.
"Pricing Rate Reset Date": (a) In the case of the first Pricing Period for each Purchased Asset, the Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days preceding the Remittance Date on which such Pricing Period begins.
"Principal": The Special Purpose Entity that is the general partner of Seller, if Seller is a limited partnership, or managing member or non member manager of Seller, if Seller is a limited liability company that is not otherwise a Delaware single member limited liability company. Buyer acknowledges that as of the Closing Date, there is no Principal.
"Principal Payments": For any Asset, all payments and prepayments of principal received and applied to the outstanding principal balance of such Asset, including insurance and condemnation proceeds and recoveries from liquidation or foreclosure.

"Purchase Agreement": Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder.
"Purchase Date": For each Purchased Asset, the date on which such Purchased Asset is transferred by Seller to Buyer, the date on which Buyer pays an amount of additional Purchase Price to Seller in accordance with this Agreement and the date on which the Purchase Price for a Purchased Asset is increased as a result of a Reallocation.
"Purchase Price": For each Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, the Asset Value of such Purchased Asset, and, (b) as of any other date, the amount described in the preceding clause (a), (i) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (ii) reduced by any Principal Payments remitted to the Waterfall Account and applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clauses third, fifth or sixth of Section 5.02 or clause fourth of Section 5.03, as applicable, (iii) without duplication of clause (ii), reduced by any payments made by Seller or otherwise applied by Buyer in reduction of the outstanding Purchase Price for such Purchased Asset, and (iv) increased by any additional amounts (if any) advanced to Seller by Buyer pursuant to Section 3.01 and/or Section 4.01(a), in each case, before or as of such determination date with respect to such Purchased Asset.
"Purchased Assets": (a) For each Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller's right, title and interest in and to (i) Mortgage Loan Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the Purchase Price, (vii) amounts and property from time to time on deposit in the Waterfall Account and the Waterfall Account itself, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller's or the holder's interest therein, (ix) Income, (x) amounts and property from time to time on deposit in the Servicer Accounts and the Servicer Accounts themselves, (xi) security interests of Seller in Interest Rate Protection Agreements entered into by Underlying Obligors, (xii) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xiii) Seller's rights under any Purchase Agreement, (xiv) supporting obligations of any kind and (xv) all of the rights (but none of the obligations) of Seller under any Interest Rate Protection Agreement entered into in accordance with Section 8.09; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer and the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, securities entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xiv).

"Rating Agencies": Each of Fitch, Inc., Moody's, S&P and any other nationally recognized statistical rating agency.
"Reallocation": Defined in Section 4.01(a).
"Reference Banks": Banks, each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank, PLC and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).
"Release": Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Underlying Mortgaged Property.
"Release Amount": Defined in the Fee Letter.
"Remedial Work": Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Underlying Mortgaged Property of any Materials of Environmental Concern, including any action required in order to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.
"REMIC": A real estate mortgage investment conduit.
"Remittance Date": The 18th day of each month (or if such day is not a Business Day, the next following Business Day), or such other day as is mutually agreed to by Seller and Buyer.
"Reportable Event": Any event set forth in Section 4043(c) of ERISA, other than an event as to which the notice period is waived under PBGC Reg. §4043.
"Representation Breach": Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any knowledge or lack of knowledge thereof by such Person, other than an Approved Representation Exception.

"Representation Exceptions": A written list prepared by Seller specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) which are not satisfied with respect to an Asset.
"Repurchase Date": For each Purchased Asset, the earliest of (a) the Facility Termination Date, (b) any Early Repurchase Date therefor, and (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation.
"Repurchase Documents": Collectively, this Agreement, the Custodial Agreement, the Guaranty, the Fee Letter, the Controlled Account Agreement, the Pledge and Security Agreement, the Servicing Agreement, each General Assignment, the Powers of Attorney, all Irrevocable Redirection Notices, all Account Control Agreements, all Additional Seller Joinder Agreements, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out any other Repurchase Document. For the avoidance of doubt, Interest Rate Protection Agreements entered into in connection with Section 8.09 shall not be deemed to be "Repurchase Documents" for any purpose hereunder.
"Repurchase Obligations": All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller, Guarantor and Pledgor to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and all interest and fees that accrue in connection with the Repurchase Documents after the commencement by or against Seller, Guarantor or Pledgor or any Affiliate of the foregoing of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).
"Repurchase Parties": Seller, Guarantor and Pledgor.
"Repurchase Price": For each Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) all other amounts due and payable as of such date by Seller, Guarantor or Pledgor to Buyer under this Agreement or any Repurchase Document, in each case, for or allocable to such Purchased Asset, (d) all amounts payable by Seller, Guarantor or Pledgor in connection with the termination of any Interest Rate Protection Agreement with Wells (or any Affiliate of Wells) as Hedge Counterparty relating to such Purchased Asset, (e) any applicable Exit Fee for such Purchased Asset and (f) any applicable Release Amount owed for such Purchased Asset.
"Required Capital Amount": Defined in the Fee Letter
"Required Debt Yield Percentage": Defined in the Fee Letter.
"Required Liquidity Amount": Defined in the Fee Letter.

"Required Portfolio Debt Yield Percentage": Defined in the Fee Letter.
"Required PPV Percentage": Defined in the Fee Letter.
"Requirements of Law": With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.
"Reserve Requirement": For each Pricing Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board of Governors) maintained by Buyer.
"Responsible Officer": With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, presidents and general counsel, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person's Governing Documents.
"Retained Interest": (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.
"S&P": Standard and Poor's Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. or, if Standard & Poor's Financial Services LLC is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.
"Sanction" or "Sanctions": Individually and collectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United

Kingdom, or (e) any other Governmental Authorities with jurisdiction over Seller, any Guarantor or any Affiliates of Seller or any Guarantor.
"Sanctioned Target": Any Person, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target.
"Second Extended Facility Termination Date": Defined in Section 3.07.
"Securities Act": The Securities Act of 1933, as the same may be amended, modified or replaced from time to time.
"Seller": Individually or collectively, as the context requires, RCC Real Estate SPE 4, LLC, a Delaware limited liability company, and each Additional Seller that becomes a "Seller" hereunder by execution of an Additional Seller Joinder Agreement. Each Seller is jointly and severally liable as a Seller under this Agreement and the other Repurchase Documents.
"Servicer": Wells Fargo Bank, National Association, as servicer of the Purchased Assets, or any successor servicer approved by Buyer and, to the extent required by Section 17.01, consented to by Seller.
"Servicer Account": Any account established by the Servicer under the Servicing Agreement in connection with the servicing of any Asset or Purchased Asset. For the avoidance of doubt, at any time that an Affiliate of Seller is Servicer, such Affiliate shall hold no Income or other amounts related to the Purchased Assets.
"Servicing Agreement": The Servicing Agreement, dated as of the Closing Date, by and among Seller, Buyer and Servicer, as the same shall be amended, modified, waived, supplemented, extended, replaced or restated from time to time, or such other replacement agreement entered into by Buyer, Seller and Servicer for the servicing of Purchased Assets, acceptable to Buyer in its discretion.
"Servicing Fees": So long as Wells is Servicer, the amount set forth in the Servicing Agreement, or, if a successor Servicer has been appointed, the amount agreed by Buyer, such successor Servicer and, so long as no Default or Event of Default has occurred and is continuing, Seller.
"Servicing File": With respect to any Purchased Asset, the file retained and maintained by Seller and/or Servicer including the originals or copies of all Mortgage Loan Documents and other documents and agreements relating to such Purchased Asset which are not required to be delivered by Seller to Custodian under the Custodial Agreement, including to the extent applicable all servicing agreements, files, documents, records, data bases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or Servicer for and on behalf of Buyer.

"Servicing Rights": All right, title and interest of Seller or any other Repurchase Party in and to any and all of the following: (a) rights to service, collect and make all decisions with respect to the Purchased Assets, (b) amounts received by Seller or any other Person for servicing the Purchased Assets, (c) late fees, penalties or similar payments with respect to the Purchased Assets, (d) agreements and documents creating or evidencing any such rights to service, documents, files and records relating to the servicing of the Purchased Assets, and rights of Seller or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets, and (g) accounts and other rights to payment related to the Purchased Assets.
"Single Employer Plan": Any Plan that is not a Multiemployer Plan.
"Solvent": With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets and property would constitute unreasonably small capital.
"Special Purpose Entity": A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.
"Sponsor Competitor": (a) The Persons identified on Annex 3 attached hereto and (b) such other Persons as may be agreed by Buyer following proposal by Seller which additional Persons, if approved by Buyer, shall be included on Annex 3 by amendment to this Agreement.
"Structuring Fee": Defined in the Fee Letter.
"Subsidiary": With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
"Table Funded Purchased Asset": An Eligible Asset which is sold to Buyer simultaneously with the origination or acquisition thereof, which origination or acquisition, pursuant to Seller's request, is financed with the Purchase Price and paid directly to a title company, settlement agent or other Person, in each case, approved by Buyer, in trust for the current holder of the Asset for disbursement to the parties entitled thereto in connection with such origination or acquisition. A Purchased Asset shall cease to be a Table Funded Purchased Asset after Custodian has delivered a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) to Buyer certifying its receipt of the Mortgage Asset File therefor.
"Taxes": Defined in Section 12.06(a).
"Test Period": The immediately preceding calendar quarter.
"Third Amendment": The Third Amendment to Master Repurchase and Securities Contract and other Repurchase Documents, dated as of July 31, 2014, among Buyer, Seller, Guarantor, Pledgor and Custodian.
"Third Extended Facility Termination Date": Defined in Section 3.07.
"Total Equity": All paid-in capital of Guarantor, as determined in accordance with GAAP.
"Total Indebtedness": With respect to any Person and its Consolidated Subsidiaries and any date, determined without duplication on a consolidated basis, all amounts of Indebtedness of such Person plus the proportionate share of such Person of all Indebtedness of unconsolidated Affiliates of such Person in which such Person is an investor, on or as of such date.
"Trading with the Enemy Act": The Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended, modified or replaced from time to time.
"Transaction": With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional advance of Purchase Price for such Asset.
"Transaction Request": Defined in Section 3.01(a).
"Transferor": The seller of an Asset under a Purchase Agreement.
"Trust Preferred Securities": REIT trust preferred securities that have been issued by Guarantor or an Affiliate of Guarantor and are identified on Schedule 3 attached hereto and such other similar investment-grade securities approved by Buyer from time to time in its discretion.
"Trust Receipt": Defined in the Custodial Agreement.

"Type": With respect to a Mortgaged Property, such Mortgaged Property's classification as one of the following: multifamily, retail, office, industrial, hospitality, student housing, medical office product, self‑storage or nursing home.
"UCC": The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.
"Underlying Mortgage Loan": With respect to any Participation Interest, the Mortgage loan made in respect of the related Underlying Mortgaged Property.
"Underlying Mortgaged Property": With respect to a Whole Loan, the Mortgaged Property securing such Whole Loan or, with respect to any Participation Interest, the Mortgaged Property securing the Underlying Mortgage Loan.
"Underlying Obligor": Individually and collectively, as the context may require, the Mortgagor and other obligor or obligors under an Asset, including (i) any Person that has not signed the related Mortgage Note but owns an interest in the related Underlying Mortgaged Property, which interest has been encumbered to secure such Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Mortgage Loan Documents relating to an Asset.
"Underwriting Package": With respect to one or more Assets, the Underwriting Package shall include all of the following, in each case (other than clauses (a), (b) and (c)), to the extent applicable and available: (a) the Credit Approval Memo for such Purchased Asset approved (or to be approved) by Seller's investment committee; (b) all Mortgage Loan Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement, (c) a Current Appraisal, (d) the current occupancy report, tenant stack and rent roll or, with respect to Hotel-Related Assets, the STR report, (e) at least two (2) years of property-level financial statements, (f) the current financial statement of the Underlying Obligor, (g) any and all agreements, documents, reports, or other information concerning the Purchased Assets received or obtained in connection with the origination of the Purchased Assets, (h) third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller, (i) aging of accounts receivable and accounts payable, (j) such further documents or information as Buyer may request, (k) any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Mortgage Loan Documents) received or obtained in connection with the origination of the Purchased Assets, (l) any other material documents or reports concerning the Purchased Assets prepared or executed by Seller or Guarantor, and (m) all documents, instruments and agreement received in respect of the closing of the acquisition transaction under the Purchase Agreement.

"Waterfall Account": A deposit account, account number 4122263205, established at Waterfall Account Bank, in the name of Seller, pledged to Buyer and subject to a Controlled Account Agreement.
"Waterfall Account Bank": Wells, or any other bank approved by Buyer.
"Wells": Wells Fargo Bank, National Association, together with its successors and permitted assigns.
"Whole Loan": A performing first priority commercial real estate whole loan for which the Underlying Mortgaged Property is performing and is either stabilized or light transitional, as determined by Buyer.
Section 2.02    Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party's permitted successors, substitutes or assigns. In the event there is more than one Seller or Guarantor, the act or omission by, or occurrence with respect to, any one Seller or Guarantor, as the case may be, shall be sufficient to result in the triggering of the applicable provision of the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced in accordance with the terms thereof, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or re-enactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word "including" is not limiting and means "including without limitation." The word "any" is not limiting and means "any and all" unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." The words "will" and "shall" have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made, in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to "fiscal year" and "fiscal quarter" means the fiscal periods of the applicable Person referenced therein. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing including in the form of a PDF attachment to electronic mail or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in electronic format or both printed and electronic format. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion, subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Repurchase Document to Buyer's discretion shall mean, unless otherwise expressly stated herein or therein, Buyer's sole and absolute discretion, subject to the implied covenant of good faith and fair dealing, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto, unless expressly stated herein or therein, shall be in the sole and absolute discretion of Buyer, subject to the implied covenant of good faith and fair dealing, and such decision shall be final and conclusive.
ARTICLE 3

THE TRANSACTIONS
Section 3.01    Procedures.
(a)    From time to time during the Funding Period, but not more frequently than three times per calendar week, Seller may request that Buyer enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit A ("Transaction Request") (i) describing the Transaction and each proposed Asset and any related Underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmitting a complete Underwriting Package for each proposed Asset, and (iii) specifying which (if any) of the representations and warranties of Seller set forth in this Agreement (including in Schedule 1) Seller will be unable to make with respect to such Asset. Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Asset from Seller notwithstanding such incompleteness and inaccuracies.
(b)    Buyer shall give Seller notice of the date when Buyer has received a complete Underwriting Package and supplemental materials. Buyer shall endeavor to communicate to Seller a preliminary non-binding determination of whether or not it is willing to purchase any or all of such Assets, and if so, on what terms and conditions, within ten (10) Business Days of such date. Buyer shall endeavor to communicate to Seller a final non-binding determination of whether or not it is willing to purchase any or all of such Assets and if so, on what terms and conditions, within ten (10) Business Days of Buyer's receipt of all supplemental due diligence documents and information as Buyer may request. If Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.
(c)    If Buyer, in its discretion, communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes as are acceptable to Seller, and if acceptable to Seller, re-execute the preliminary Confirmation. If Buyer, in its discretion, determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall notify Seller that it intends to purchase such Asset on the Purchase Date. Buyer shall execute and return the Confirmation to Seller on the Purchase Date, which shall thereupon become effective as the Confirmation of the Transaction. Buyer's approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, or (ii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.
(d)    Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail.

Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.
(e)    The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.
(f)    No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Facility Termination Date, or (iii) after giving effect to such Transaction, the aggregate Purchase Price of all Purchased Assets subject to Transactions then outstanding would exceed the Maximum Amount. No Asset shall be a Table Funded Purchased Asset unless Buyer consents to such.
(g)    Notwithstanding anything contained in the Repurchase Documents to the contrary, with respect to Participation Interests that are Purchased Assets, Buyer hereby agrees to advance Purchase Price with respect to each future funding advance under a Participation Interest as and when required under each such Participation Interest (or such later date requested by Seller in the notice from Seller delivered to Buyer in accordance with clause (iii)(B) below), with respect to which, each such advance of Purchase Price (i) subject to Section 3.05(c), shall be based on an Applicable Percentage equal to 70% for each such advance of Purchase Price for such future funding advances and, subject to the last sentence of paragraph (h)(iv) of the Fee Letter and notwithstanding the provisions of paragraph (h)(iv)(B) of the Fee Letter permitting Buyer to determine the applicable Pricing Margin, the applicable Pricing Margin for each such Participation Interest (and all advances of Purchase Price with respect thereto) shall be the applicable "Pricing Margin" set forth in the grid contained in paragraph (h)(iv)(B) of the Fee Letter, (ii) shall not be subject to the Required Debt Yield Percentage and (iii) shall be subject to satisfaction of the following conditions: (A) no Default or Event of Default has occurred and is continuing on the related Purchase Date, (B) at least five (5) Business Days prior to the requested Purchase Date, Seller notifies Buyer in writing of the date Seller is requesting the advance of Purchase Price from Buyer and Seller certifies in writing to the Buyer that there is not "event of default" under such Purchased Asset (including under the related Whole Loan) and the conditions precedent contained in the related Mortgage Loan Documents for the related Whole Loan and the related Participation Agreement have been satisfied (or shall be satisfied by the applicable Purchase Date) with respect to such future funding advance, except for those conditions precedent that are disclosed in the certification to Buyer, which exceptions must be acceptable to Buyer in its reasonable discretion, the conditions of this Section 3.01(g)

are satisfied, the amount of the future funding advance requested, the amount of all future fundings advanced to date under the Mortgaged Loan Documents, and the amount of future fundings remaining to be advanced under the Mortgage Loan Documents, (C) before and after giving effect to such advance of Purchase Price the Required Portfolio Debt Yield Percentage is and will be satisfied, (D) Seller provides Buyer with (i) a copy of the Underlying Obligor's request for the future funding advance under the Mortgage Loan Documents (together with any supporting documentation delivered by the Underlying Obligor), (ii) to the extent the title policy for the related Underlying Mortgage Loan insures for advances to date under the Mortgage Loan Documents (and not the maximum potential advances under the Mortgage Loan Documents), a title endorsement reflecting title insurance coverage for all previous advances under the Mortgage Loan Documents and, to the extent the same is not already included in such title coverage amount, the amount of the future funding advance to the Underlying Obligor for which an advance of Purchase Price is requested from Buyer, and (iii) such other information that Buyer may reasonably require, (E) the conditions precedent set forth in Section 6.02(a)(iv)-(vii), (b)-(d), (f), (i)-(k) and (m)-(n) (although this clause (n) shall apply to the Participation Interest Documents only and not to the Mortgage Loan Documents for the Underlying Mortgaged Loan (i.e., in no event shall an Underlying Obligor be required to receive any notice of Buyer's interest in the Participation Interest, such notice being sent only to the other participant under the related Participation Agreement)) are satisfied, and (F) Seller and Buyer execute a Confirmation (or, as applicable, a replacement Confirmation) reasonably acceptable to Buyer evidencing the terms of each such advance of Purchase Price with respect to the requested future funding advances under such Asset.
Section 3.02    Transfer of Purchased Assets. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 2 (or, if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing released basis all of Seller's right, title and interest (but no Retained Interests) in and to such Purchased Asset, subject to the repurchase right set forth in this Agreement. Subject to this Agreement, during the Funding Period, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but Seller may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate the servicer and sub-servicer (if any) of the Purchased Assets and, as of the Closing Date, Buyer has appointed Wells as Servicer in accordance with the terms of the Servicing Agreement and Article 17. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (x) "related terms" under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (y) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents.
Section 3.03    [Reserved].

Section 3.04    Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets as of any date shall not exceed the Maximum Amount. If such aggregate outstanding Purchase Price exceeds the Maximum Amount, Seller shall pay within one (1) Business Day to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.
Section 3.05    Early Repurchase Date; Mandatory Repurchases.
(a)    Seller may terminate any Transaction (or make a partial reduction of outstanding Purchase Price with respect to a Transaction) with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the related Repurchase Date (an "Early Repurchase Date"); provided, that (i) Seller notifies Buyer in writing at least three (3) Business Days (or such shorter period as Buyer may agree) before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (ii) Seller delivers an officer's certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying, and Buyer shall further determine, that no Default or Event of Default exists or will exist as a result of such repurchase and no Margin Deficit is outstanding that will not be eliminated after giving effect to any such early repurchase, (iii) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03, (iv) Seller pays to Buyer any Exit Fee and/or Release Amount due in accordance with the terms of the Repurchase Documents, and (v) Seller thereafter complies with Section 3.06. Such early terminations and repurchases shall be limited to three (3) occurrences in any calendar week.
(b)    In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall within three (3) Business Days repurchase any Purchased Asset that no longer qualifies as an Eligible Asset, as determined by Buyer.
(c)    Commencing January 30, 2015 and subject to the proviso hereto, (i) if the number of Controlling Assets that are Purchased Assets is greater than or equal to four (4) but less than or equal to seven (7) and the aggregate outstanding Purchase Price for all such Controlling Assets is greater than or equal to $65,000,000 but less than $100,000,000, (A) the Maximum Applicable Percentage for all Participation Interests, and (B) the Applicable Percentage for each Participation Interest that is a Purchased Asset with an existing Applicable Percentage in excess of 50%, shall be reduced automatically to 50% and, in connection therewith, Seller shall immediately pay (without payment of the Exit Fee) to the Buyer an amount necessary to reduce the outstanding Purchase Price for each applicable Participation Interest, taking into account the reduced Applicable Percentage, together with all applicable Repurchase Price owed to Buyer in connection with each such reduction of the Purchase Price, and/or (ii) if the number of Controlling Assets that are Purchased Assets is less than or equal to three (3) or the aggregate outstanding Purchase Price for all such Controlling Assets is less than $65,000,000, (A) the Maximum Applicable Percentage for all Participation Interests, and (B) the Applicable Percentage for each Participation Interest that is a Purchased Asset, shall be reduced automatically to zero percent (0%), each such Purchased Asset shall no longer be an Eligible Asset, no advances or additional advances, as applicable, of Purchase Price shall be made by Buyer with respect to any Participation Interest or Purchased Asset that is a Participation Interest and Seller shall immediately repurchase such Participation Interests by paying to Buyer the aggregate outstanding Repurchase Price for all such Participation Interests; provided, however, the foregoing provisions of this Section 3.05(c) shall be waived for each six (6) month period immediately following the closing of a Capital Markets Transaction. In connection with clause (i) of this Subsection 3.05(c), Seller shall, in connection with the required reduction in Maximum Applicable Percentage, Applicable Percentage and Purchase Price for any Participation Interests that are Purchased Assets, execute new Confirmations to confirm the new Maximum Applicable Percentage, Applicable Percentage and reduced outstanding Purchase Price for each such Purchased Asset (without payment of the Exit Fee).
Section 3.06    Repurchase.
(a)    On the Repurchase Date for each Purchased Asset (or in connection with repayment in full of a Mortgage Note by the related Underlying Obligor), Seller shall transfer to Buyer (or, in connection with repayment in full of a Mortgage Note by the related Underlying Obligor, to Servicer, on Buyer's behalf) the Repurchase Price for such Purchased Asset as of the Repurchase Date, and, so long as no Default or Event of Default has occurred and is continuing (unless the repurchase cures the Default or Event of Default), Buyer shall transfer to Seller such Purchased Asset whereupon the Transaction with respect to such Purchased Asset shall terminate. So long as no Default or Event of Default has occurred and is continuing, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian, in accordance with the terms of the Custodial Agreement, to release to Seller the Mortgage Loan Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer's security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens caused by (i) Buyer's actions or inactions or, (ii) in the event Servicer is Wells or an Affiliate of Buyer, the actions or inactions of Servicer. The portion of any Release Amount paid in connection with the repurchase of a Purchased Asset that is in excess of the then current Repurchase Price of the related Purchased Asset shall be applied to the outstanding Repurchase Obligations in such manner and order as Buyer may determine. Any Income with respect to such Purchased Asset received by Buyer or Waterfall Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, on or before the Facility Termination Date, Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.
(b)    In the event the repurchase of a Purchased Asset occurs in connection with the full payoff of a Mortgage Note by the Underlying Obligor, notwithstanding anything set forth in Section 5.02 to the contrary, so long as no Event of Default has occurred and is continuing, Buyer shall remit to Seller promptly (and, in any event, within two (2) Business Days of Buyer's receipt of the related Income from Servicer) any Income remaining from such Purchased Asset after the payment in full of the related Repurchase Price for the Purchased Asset being repaid.
(c)    At any time during the existence of a Default, Event of Default or unsatisfied Margin Deficit, Seller shall not repurchase a Purchased Asset unless the Repurchase Price (including any Release Amount) for such Purchased Asset is paid directly to Buyer. The portion of all such proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied in accordance with Section 5.02 or 5.03, as applicable.
(d)    For the avoidance of doubt, nothing herein shall prohibit Seller from selling an Asset to Buyer on the Repurchase Date for a Purchased Asset so long as Seller complies with the provisions of Section 3.01 and Buyer consents to the purchase of any such Asset.
(e)    In the event that Buyer determines LIBOR based on another recognized source or interbank quotation (as contemplated and permitted by the parenthetical in the definition of LIBOR) and Seller is not satisfied with such determination, Seller has the option to terminate the Facility and repurchase all Purchased Assets outstanding within thirty (30) days of Buyer's determination by Seller providing Buyer with at least five (5) Business Days' prior written notice of the exercise of such option and the requested early Repurchase Date and paying to Buyer the aggregate Repurchase Price outstanding for all Purchased Assets (including any breakage costs incurred by Buyer as a result of such early repurchase), provided that (i) no Exit Fee shall be payable by Seller in connection therewith, and (ii) Seller acknowledges and agrees that such Repurchase Price shall be calculated utilizing the LIBOR rate so determined by Buyer.
Section 3.07    Extension of the Facility Termination Date. At the written request of Seller delivered to Buyer no earlier than ninety (90) or later than thirty (30) days before the Initial Facility Termination Date, the First Extended Facility Termination Date (defined below) or the Second Extended Facility Termination Date (defined below), as applicable, Seller shall have three (3) options to extend the Facility Termination Date, the first for an additional one year term ending on the anniversary date of the Initial Facility Termination Date (the "First Extended Facility Termination Date"), the second for an additional one year term ending on the anniversary date of the First Extended Facility Termination Date (the "Second Extended Facility Termination Date"), and the third for an additional one year term ending on the anniversary date of the Second Extended Facility Termination Date (the "Third Extended Facility Termination Date", and, together with the First Extended Facility Termination Date and the Second Extended Facility Termination Date, as applicable, the "Extended Facility Termination Date"). Each extension of the Facility Termination Date shall be subject to the following: (a) no Default or Event of Default exists on the date of the request to extend or the current Facility Termination Date, (b) no Margin Call has been made that has not been satisfied on the current Facility Termination Date (provided Buyer shall permit a temporary extension until the related Margin Correction Deadline to permit Seller time to cure any unsatisfied Margin Call), (c) Seller shall have made a timely request to extend, (d) the Debt Yield for all Purchased Assets (on a combined basis) is at least equal to the Required Portfolio Debt Yield Percentage, (e) the Debt Yield for each Purchased Asset is at least equal to the Required Debt Yield Percentage applicable to that Purchased Asset, (f) the PPV for each Purchased Asset is not greater than the Required PPV Percentage, and (g) Seller shall have paid to Buyer the Extension Fee on or before the then current Facility Termination Date. In addition, if the Facility Termination Date is extended to the First Extended Facility Termination Date as provided in this Section 3.07, Buyer may in its discretion and subject to such terms and conditions as Buyer may require in its discretion extend the Funding Expiration Date for an additional one year term ending on the First Extended Facility Termination Date and, if Buyer so approves of such extension, the Buyer and the Repurchase Parties shall execute a letter agreement acceptable to Buyer which documents such extension and such other terms and provisions as Buyer may require in its discretion.
Section 3.08    Payment of Price Differential and Fees.
(a)    Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the Determination Date preceding each Remittance Date; provided, that Buyer's failure to deliver such notice shall not affect Seller's obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.
(b)    Seller shall pay to Buyer all fees (including, without limitation, the Structuring Fee, the Extension Fee, the Initial Facility Termination Extension Fee and the Non-Utilization Fee) and other amounts as and when due as set forth in the Fee Letter.
Section 3.09    Payment, Transfer and Custody.
(a)    Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller, Pledgor, Guarantor, Servicer or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms thereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and, if not received before such time, shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Seller, Guarantor and Pledgor shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into an account of Buyer. Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer's account, the Servicer Account or the Waterfall Account other than the right to receive amounts in such accounts as expressly set forth herein.
(b)    Any Mortgage Loan Documents not delivered to Buyer or Custodian under the Custodial Agreement are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof and, to the extent such Mortgage Loan Documents are required to be delivered to Custodian under the Custodial Agreement, such Mortgage Loan Documents shall be promptly delivered to Custodian in accordance with the terms and conditions of the Custodial Agreement. Seller or its agent shall maintain a copy of the Mortgage Loan Documents and the originals of the Mortgage Loan Documents not required to be delivered to Buyer or Custodian under the terms of the Custodial Agreement. The possession of Mortgage Loan Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting Servicer with the performance of its duties under the Servicing Agreement. Each Mortgage Loan Document retained or held by Seller or its agent shall be segregated on Seller's books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Seller or its agent shall release its custody of such Mortgage Loan Document only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller, in each case, in accordance with the Custodial Agreement.
Section 3.10    Repurchase Obligations Absolute. All amounts payable by Seller, Guarantor or Pledgor under the Repurchase Documents shall be paid without notice (except as expressly set forth in the Repurchase Documents), demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or any related Underlying Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, Guarantor, Pledgor or any Underlying Obligor, or any action taken with respect to any Repurchase Document or Mortgage Loan Document by any trustee or receiver of Seller, Guarantor, Pledgor or any Underlying Obligor or by any court in any such proceeding, (c) any claim that Seller, Guarantor or Pledgor has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, Guarantor or Pledgor, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Mortgage Loan Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller, Guarantor or Pledgor has notice or knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller. This Section 3.10 shall survive the termination of the Repurchase Documents and the indefeasible payment in full of the Repurchase Obligations.

ARTICLE 4

MARGIN MAINTENANCE
Section 4.01    Margin Deficit.
(a)    If the Asset Value for one or more Purchased Assets is less than the outstanding Purchase Price for such Purchased Asset(s) (as determined by Buyer in its discretion) (the existence of any such event and the related Deficit Amount, a "Margin Deficit"), Buyer may in its discretion give Seller notice of the Deficit Amount in connection with any such Margin Deficit. So long as no Default or Event of Default has occurred and is continuing, Buyer may, in its discretion, reallocate such Margin Deficit (a "Reallocation") by increasing the Purchase Price for one or more other Purchased Assets (such Purchased Assets and the amounts of such increases to be determined by Buyer) so long as (i) such Reallocations do not result in a Default, an Event of Default or a Margin Deficit with respect to any other Purchased Asset as determined by Buyer and (ii) as a result of such Reallocations, (A) no Purchased Asset shall have a PPV in excess of the Required PPV Percentage, as determined by Buyer, (B) each Purchased Asset must have a Debt Yield at least equal to the Required Debt Yield Percentage, as determined by Buyer, (C) the Debt Yield for all Purchased Assets (on a combined basis) shall equal or exceed the Required Portfolio Debt Yield Percentage, (D) each Purchased Asset shall continue to be an Eligible Asset after such Reallocation, and (E) the Concentration Limits shall not be exceeded for any Purchased Asset; provided, however, in no event shall Buyer increase the Purchase Price for a Purchased Asset with an outstanding Margin Deficit. In connection with any such Reallocation or payment of a Margin Deficit, Seller shall execute new Confirmations promptly following request of Buyer. Seller understands and acknowledges that Reallocations may not be possible or, if possible, may not fully eliminate the Margin Deficit and that the manner, method and all other factors relating to such Reallocation are in Buyer's discretion.
(b)    If a Reallocation does not occur or, if a Reallocation occurred but the same did not fully eliminate the Margin Deficit, then Buyer may make a margin call (a "Margin Call") on Seller for the remaining Margin Deficit. If Buyer determines to make a Margin Call on Seller to correct the Margin Deficit, Seller shall, within one (1) Business Day after notice from Buyer (the "Margin Correction Deadline"), transfer cash to Buyer in an amount necessary to eliminate such Margin Deficit or repurchase the Purchased Asset(s) which resulted in the Margin Call.
(c)    Failure to satisfy any Margin Deficit by the Margin Correction Deadline shall result in an Event of Default under this Agreement.
(d)    For the avoidance of doubt, Buyer may require the elimination of a Margin Deficit with respect to a single Purchased Asset or multiple Purchased Assets.
(e)    Buyer's election not to give notice of a Margin Deficit or otherwise make a Margin Call at any time there is a Margin Deficit shall not waive the Margin Deficit or in any way limit or impair Buyer's right to deliver a Margin Deficit notice at any time when the same or any other Margin Deficit exists. Buyer's rights under this Section 4.01 are in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.
(f)    Except as otherwise required by Buyer, all cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into the Waterfall Account and, notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of the Purchased Asset(s) to which the Margin Deficit relates.
ARTICLE 5

WATERFALL ACCOUNT; APPLICATION OF INCOME
Section 5.01    Waterfall Account. On or before the Closing Date, Seller established the Waterfall Account at the Waterfall Account Bank. Buyer shall have sole dominion and control (including, without limitation, "control" within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Waterfall Account. All Income received by Seller or any Affiliate of Seller and the Waterfall Account Bank in respect of the Purchased Assets shall be deposited into the Waterfall Account within two (2) Business Days of receipt thereof (provided, however, if Servicer is Wells, then Servicer shall only be required to remit to the Waterfall Account once each month, on the date set forth in the Servicing Agreement) and be applied by Buyer in accordance with this Article 5.
Section 5.02    Before Event of Default. If no Event of Default exists, all amounts described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Buyer by no later than the next following Remittance Date (except as set forth below) in the following order of priority:
first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;
second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller to Buyer and other applicable Persons under the Repurchase Documents (other than any amounts owed to the Custodian under the Custodial Agreement);
third, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller's obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);
fourth, to pay any custodial fees and expenses due and payable to Custodian under the Custodial Agreement;
fifth, with respect to each Purchased Asset, to pay to Buyer an amount equal to the product of (a) any Principal Payments collected in respect of such Purchased Asset and (b) the Applicable Percentage for such Purchased Asset to be applied in reduction of the outstanding Purchase Price of such Purchased Asset;

sixth, to pay to Buyer any other amounts due and payable to Buyer under the Repurchase Documents;
seventh, to pay to any other Person any other amounts due and payable from Seller or any other Repurchase Party to such other Person under the Repurchase Documents; and
eighth, if a Default has occurred and is continuing, any remainder to be held in the Waterfall Account until the next Remittance Date or, if no Default or Event of Default has occurred and is continuing, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents.
Section 5.03    After Event of Default. If an Event of Default exists, all amounts deposited into the Waterfall Account in respect of the Purchased Assets or the Pledged Collateral during each Pricing Period shall be applied by Buyer by no later than the next following Remittance Date in the following order of priority:
first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;
second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents (other than any amounts owed to the Custodian under the Custodial Agreement);
third, to pay any custodial fees and expenses due and payable to Custodian under the Custodial Agreement;
fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price (other than any amounts payable to Wells with respect to any Interest Rate Protection Agreement with Wells) of all Purchased Assets (to be applied in reduction of the aggregate Repurchase Price in such amounts, order and manner as determined by Buyer, until such Repurchase Price has been reduced to zero a(0));
fifth, to pay to Buyer, on behalf of Wells as Hedge Counterparty, any amounts payable to Wells with respect to any Interest Rate Protection Agreement with Wells;
sixth, to the extent not already withheld, to pay any Servicing Fees and expenses due and payable to Servicer under the Servicing Agreement;
seventh, to pay to Buyer and any other applicable Person all other Repurchase Obligations due to Buyer and such other applicable Person; and
eighth, to pay the surplus, if any, to Seller.
Section 5.04    Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.

ARTICLE 6

CONDITIONS PRECEDENT
Section 6.01    Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Repurchase Document or Transaction or purchase any Asset until the following conditions have been satisfied, or waived by Buyer, on and as of the Amended and Restated Closing Date and the initial Purchase Date:
(a)    Buyer has received the following documents, each dated the Closing Date or as of the Amended and Restated Closing Date unless otherwise specified: (i) each Repurchase Document that is being amended and restated on the Amended and Restated Closing Date, duly executed and delivered by all of the parties thereto, (ii) an official good standing certificate dated a recent date with respect to Seller, Pledgor and Guarantor (including in each jurisdiction where any Underlying Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) a Closing Certificate executed by Seller, Pledgor and Guarantor, (iv) [reserved], (v) such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including, without limitation, with respect to corporate matters, enforceability, no consents or approvals required other than those that have been obtained, absence of conflicts with Requirements of Law, Governing Documents and material agreements, perfected security interest in the Purchased Assets by filing, perfected security interest in the Mortgage Loan Documents by possession, perfected security interest in the Pledged Collateral, the Waterfall Account and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, the applicability of Bankruptcy Code safe harbors and a true sale opinion (if applicable under Section 7.10) and (vi) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may require;
(b)    no Default, Event of Default, Margin Deficit, Material Adverse Effect or Market Disruption Event exists;
(c)    delivery by Guarantor to Buyer of a Compliance Certificate;
(d)    (i) UCC financing statements have been filed against Seller and Pledgor in all filing offices reasonably required by Buyer, (ii) Buyer has received such searches of UCC filings, tax Liens, judgments, pending litigation and other matters relating to Seller, Guarantor and Pledgor, as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;
(e)    no Requirements of Law shall prohibit or render it unlawful, and no order, judgment or decree of any Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into any Repurchase Document, including after giving effect to the consummation thereof;
(f)    all information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller or any other Repurchase Party to Buyer in connection with the Repurchase Documents, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading;
(g)    Buyer has received payment from Seller of all fees and expenses then payable under the Fee Letter and the other Repurchase Documents, including as contemplated by Section 13.02;
(h)    [reserved];
(i)    Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer to enter into this Agreement and consummate Transactions hereunder; and
(j)    Buyer has completed to its satisfaction such due diligence (including Buyer's "Know Your Customer" Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as Buyer may require.
Section 6.02    Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date therefor:
(a)    Buyer and/or Custodian has received the following documents: (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) if the Asset is not serviced by Wells, originals of the related Servicing Agreements, (v) Irrevocable Redirection Notices duly executed by Seller and each other applicable Person, (vi) a trust receipt and other items required to be delivered under the Custodial Agreement, and (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;
(b)    Servicer has received copies of all documents in the Mortgage Asset File and the Critical to Board Package (as defined in the Servicing Agreement);
(c)    immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (other than with respect to a Purchased Asset purchased prior to the related Purchase Date) other than Approved Representation Exceptions, Default or Event of Default exists;
(d)    immediately before such Transaction and after giving effect thereto and to the intended use thereof, no (i) Material Adverse Effect, (ii) Market Disruption Event or (iii) Margin Deficit exists;
(e)    delivery by Guarantor to Buyer of a Compliance Certificate;

(f)    no Requirements of Law shall prohibit or render it unlawful, and no order, judgment or decree of any Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into any Transaction, including after giving effect to the consummation thereof;
(g)    Buyer has completed its due diligence review of the Underwriting Package, Mortgage Loan Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;
(h)    Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;
(i)    the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount after giving effect to such Transaction;
(j)    the Purchase Date specified in the Confirmation is not later than the Funding Expiration Date;
(k)    the Repurchase Date is not later than the Facility Termination Date;
(l)    Seller, Guarantor, Servicer (in the event Wells is not the Servicer), Pledgor and Custodian (in the event Wells is not the Custodian) have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Repurchase Documents to be performed by such Person on or before the Purchase Date;
(m)    to the extent any Purchased Asset was not originated by Seller, all requirements of Section 7.10 have been fulfilled with respect to any such Purchased Asset;
(n)    to the extent the related Mortgage Loan Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received evidence that Seller has given notice to the applicable Persons of Buyer's interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;
(o)    if requested by Buyer, such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents;
(p)    (i) Buyer has received a copy of any Interest Rate Protection Agreement and related documents entered into with respect to such Asset, (ii) Seller has collaterally assigned to Buyer all of Seller's rights (but none of its obligations) under such Interest Rate Protection

Agreement and related documents, and (iii) no termination event, default or event of default (however defined) exists thereunder; and
(q)    Seller has complied with all other requirements set forth in the Repurchase Documents for the purchase of such Asset.
Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied (or waived by Buyer) other than those set forth in Section 6.01(h) and Sections 6.02(g) and (h).
The failure of Seller to satisfy (or obtain a waiver, in writing, from Buyer of) any of the conditions precedent in any material respect in Section 6.02 (other than those set forth in Sections 6.02(g) and (h)) with respect to any Transaction or Purchased Asset shall, unless such failure was set forth in an exceptions schedule to the relevant Confirmation or otherwise waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.
ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants on and as of the date of this Agreement, each Purchase Date and at all times when any Repurchase Document or Transaction is in full force and effect, as follows:
Section 7.01    Seller. Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary and (c) has been duly authorized by all necessary action to (i) own, lease and operate its properties and assets, (ii) conduct its business as presently conducted, (iii) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (iv) acquire, own, sell, assign, pledge and repurchase the Purchased Assets, except with respect to licenses, franchises and qualification to do business in clauses (a) and (b) to the extent failure to obtain any such license, franchise or qualification would not have a Material Adverse Effect. Seller's exact legal name is set forth in the preamble and signature pages of this Agreement. Seller's location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets, is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller's organizational identification number is 5099817 and its tax identification number is 35-2438175. Seller is a wholly-owned Subsidiary of Pledgor. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, (c) the Repurchase Documents and (d) Interest Rate Protection Agreements entered into in connection with Section 8.09 of this Agreement. Seller has no Guarantee Obligations.

Section 7.02    Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. Unless notice is given to Buyer from time to time, there is no material litigation, proceeding or investigation pending or, to the knowledge of Seller threatened, against Seller or any other Repurchase Party before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
Section 7.03    Solvency. Neither Seller nor any other Repurchase Party is or has ever been the subject of an Insolvency Proceeding. Seller and each other Repurchase Party is Solvent and the transactions contemplated under the terms of the Repurchase Documents do not and will not render Seller or any other Repurchase Party not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller or any other Repurchase Party. Seller has received or will receive reasonably equivalent value for the Purchased Assets. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.
Section 7.04    Taxes. Seller and each other Repurchase Party have filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due and payable, except taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller and each other Repurchase Party have paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending, or, to the knowledge of Seller, threatened, by any Governmental Authority which is not being contested in good faith as provided above. Neither Seller nor any other Repurchase Party has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Seller or any other Repurchase Party not to be subject to the normally applicable statute of limitations. No tax Liens (other than Permitted Liens) have been filed against any property or assets of Seller or any other Repurchase Party. Seller does not intend to treat any Transaction as being a "reportable transaction" as defined in Treasury Regulation Section 1.6011–4. If Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112–1 and will maintain the lists and other records required thereunder.
Section 7.05    True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller, Guarantor and/or Pledgor to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller, Guarantor and/or Pledgor to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections, will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.
Section 7.06    Compliance with Laws. Seller has complied in all material respects with all Requirements of Law, and no Purchased Asset contravenes, in any material respect any Requirements of Law. None of Seller, Guarantor nor any Affiliates of Seller or Guarantor (a) is an "enemy" or an "ally of the enemy" as defined in the Trading with the Enemy Act, (b) is in violation of any Sanctions, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. Seller is exempt under the Investment Company Act pursuant to an exemption other than the exemption set forth in Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Neither Seller nor any other Repurchase Party (i) is, or is controlled by, an "investment company" as defined in the Investment Company Act, or is required to register as an "investment company" under the Investment Company Act, (ii) is a "broker" or "dealer" as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (iii) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations or Guarantor Liabilities. Seller and all Affiliates of Seller are in compliance with the Foreign Corrupt Practices Act and any foreign counterpart thereto. Neither Seller nor any other Repurchase Party has made, offered, promised or authorized a payment of money or anything else of value (A) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (B) to any foreign official, foreign political party, party official or candidate for foreign political office, or (C) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any other Repurchase Party or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.07    Compliance with ERISA. With respect to Seller, Guarantor or any Commonly Controlled Entity, during the immediately preceding five (5) year period, (a) neither a Reportable Event nor an "accumulated funding deficiency" nor "an unpaid minimum required contribution" as defined in the Code or ERISA has occurred, (b) each Plan has complied in all material respects with the applicable provisions of the Code and ERISA, (c) no termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and (d) no Lien in favor of the PBGC or a Plan has arisen. The present value of all accumulated benefit obligations under each Single Employer Plan (based on the assumptions used for the purposes of Financial Accounting Statement Bulletin 87) relating to Seller, Guarantor or any Commonly Controlled Entity did not, as of the last annual valuation date prior to the date hereof, exceed the value of the assets of such Plan allocable to such accumulated benefit obligations. Neither Seller nor any Affiliate of Seller is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan. Each Seller and Guarantor do not provide any medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law at no cost to the employer. None of the assets of Seller or any Guarantor are deemed to be plan assets within the meaning of 29 C.F.R.  2510.3‑101 as modified by Section 3(42) of ERISA.
Section 7.08    No Default or Material Adverse Effect. No Default or Event of Default exists. No Internal Control Event has occurred. Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to Seller's knowledge no material default or event of default (however defined) exists thereunder. Seller has delivered to Buyer copies of all credit facilities, repurchase facilities and substantially similar facilities of Seller that are presently in effect, if any, and no default or event of default (however defined) on the part of Seller exists thereunder.
Section 7.09    Purchased Assets. Each Purchased Asset is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to such Purchased Asset) and each representation and warranty set forth in the Mortgage Loan Documents with respect to each Purchased Asset is true and correct in all material respects. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied in all material respects with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Mortgage Loan Documents. Seller has no knowledge of any fact that could reasonably lead it to expect that any Purchased Asset will not be paid in full.
Section 7.10    Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, (e) if Seller acquired the Purchased Asset from an Affiliate, Seller shall have delivered to Buyer on or before the related Purchase Date an opinion of counsel regarding the true sale of the purchase of such Asset by Seller and, if such Asset was acquired by Seller's Affiliate from another Affiliate, the true sale of the purchase of the Asset by the Affiliate of Seller from the Transferor Affiliate, which opinions shall be in form and substance satisfactory to Buyer, and (f) the representations and warranties made by such Transferor to Seller and/or such Affiliate in such Purchase Agreements are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement. To the extent Seller and/or such Affiliate of Seller have been granted a security interest in each such Purchased Asset, Seller shall have filed one or more UCC financing statements against the Transferor to perfect such security interest and assigned such financing statements in blank and delivered such assignments to Buyer or Custodian.
Section 7.11    Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets, free and clear of any Liens (other than Permitted Liens), subject to the terms of this Agreement. With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Mortgage Loan Documents to Custodian, the execution and delivery of the Controlled Account Agreement and, if applicable, the Account Control Agreement, and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens. Upon receipt by Custodian of each Mortgage Loan Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Mortgage Loan Documents or have a valid first priority perfected security interest in such Mortgage Loan Documents. The Purchased Assets constitute one or more of the following, as defined in the UCC: a general intangible, instrument, account, investment property, security, deposit account, financial asset, uncertificated security, securities account, securities entitlement and/or chattel paper. Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed, and is not a party to any agreement to do so, any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.
Section 7.12    No Broker. Neither Seller nor any other Repurchase Party has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.
Section 7.13    Interest Rate Protection Agreements. (a) Seller has entered into all Interest Rate Protection Agreements required under Section 8.09, (b) each such Interest Rate Protection Agreement is in full force and effect, (c) no termination event, default or event of default (however defined) exists thereunder, and (d) Seller has effectively assigned to Buyer all of Seller's rights (but none of its obligations) under such Interest Rate Protection Agreement.
Section 7.14    Separateness. Seller is in compliance with the requirements of Article 9.

Section 7.15    Appraisal. An Appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of each Whole Loan and such Appraisal satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended, modified or replaced from time to time) ("FIRREA") and was undertaken consistent with the requirements of the Interagency Appraisal and Evaluation Guidelines (2010‑12) issued December 2010, as appropriate.
Section 7.16    Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of each of Seller and Guarantor are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against each of Seller, Guarantor or any Affiliates of Seller or Guarantor.
Section 7.17    Sanctions. None of Seller, Guarantors, nor any Affiliates of Seller or Guarantors (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, (c) is under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions.
ARTICLE 8

COVENANTS OF SELLER
From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall (a) be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists) and (b) also apply to all Subsidiaries of Seller:
Section 8.01    Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all special purpose entity provisions, and (d) not materially modify, amend or terminate its Governing Documents without Buyer's prior written consent. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller's status as a qualified transferee, qualified institutional lender or qualified lender (however defined) under the Mortgage Loan Documents. Seller shall not (a) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from the location referred to in Section 7.01, without delivery of notice to Buyer, or (b) move, or consent to Custodian moving, the Mortgage Loan Documents from the location thereof on the Closing Date, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal, unless Buyer agrees before a Transaction that Seller may enter into such Transaction as agent for a principal and under terms and conditions disclosed to Buyer.
Section 8.02    Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with all Requirements of Law, including those relating to any Purchased Asset, and to the reporting and payment of taxes. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect.
Section 8.03    Protection of Buyer's Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, Mortgage Loan Documents or Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase Agreements and Buyer's ownership of and first priority perfected security interest in the Purchased Assets and related Mortgage Loan Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case, as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller (or Servicer, on Seller's behalf) shall use commercially reasonable efforts to cause the Underlying Obligors to perform their obligations under the Mortgage Loan Documents. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien (other than a Permitted Lien), and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation of this Section 8.03 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement relating to any Purchased Asset without the consent of Buyer. Seller shall not, or permit Servicer to, (i) extend, amend, waive, terminate, rescind, cancel, release or otherwise modify (x) the material terms of or (y) any collateral, guaranty or indemnity for, or (ii) exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset or Mortgage Loan Document except as otherwise provided in Article 17. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.04    Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations and Liens. Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, Guarantor or any Affiliate of Seller or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, Guarantor or any Affiliate of Seller or Guarantor; provided, that Seller may declare and pay dividends in accordance with its Governing Documents if no Default or Event of Default exists or would exist as a result thereof. Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) incurred after the Closing Date to originate or acquire Assets or to provide funding with respect to Assets, and (c) related to Interest Rate Protection Agreements to the extent required by Section 8.09 or entered into in order to manage risks related to Assets. Seller shall not (a) contract, create, incur, assume, grant or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets and any other collateral pledged under the Repurchase Documents) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person (other than Buyer) that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.
Section 8.05    Financial Covenants.
(a)    Guarantor shall comply and Seller shall cause Guarantor to comply at all times with the following Financial Covenants:
(i)    At all times, Guarantor shall maintain unencumbered Liquidity of not less than the Required Liquidity Amount.
(ii)    At all times, Guarantor shall have a minimum GAAP stockholders' equity capital equal to the Required Capital Amount.
(iii)    Guarantor shall not permit, for any Test Period, the ratio of its Total Indebtedness to its Total Equity to be greater than 6.00 to 1.00. For the avoidance of doubt, any calculation of Total Indebtedness will include any and all recourse and non-recourse debt of any Consolidated Subsidiary of Guarantor.
(iv)    Guarantor shall not permit, for any Test Period, the ratio of its Adjusted Total Indebtedness to its Total Equity to be greater than 3.00 to 1.00.
(v)    Guarantor shall not permit, for any Test Period, the ratio of (i) the sum of EBITDA for the preceding four calendar quarters for Guarantor and its Consolidated Subsidiaries for such Test Period to (ii) Interest Expense for the preceding four calendar quarters for Guarantor and its Consolidated Subsidiaries for such Test Period to be less than 1.50 to 1.00. Such ratio shall be measured each Test

Period but based on the preceding four calendar quarters EBITDA and Interest Expense, as aforesaid.
(b)    If Guarantor or any of its Subsidiaries has or incurs additional Indebtedness, or, on or after the Closing Date, amends, or permits any of its Subsidiaries to amend, the documentation for any such Indebtedness, so as to either (i) require or incorporate additional financial covenants on Guarantor (beyond those set forth in this Section 8.05), or (ii) amend covenants of the type set forth in this Section 8.05 in such a way as to make any such covenant more restrictive than provided for herein, Seller and Guarantor shall promptly (but in no event later than three (3) Business Days thereafter) notify Buyer of such occurrence and such revised and/or additional financial covenants shall automatically be incorporated by reference into this Agreement without the need for further action by any party whatsoever (provided, however, Buyer may require that Seller amend this Agreement to reflect such changes). Thereafter, Buyer shall have a separate and independent right to enforce such revised and/or additional covenants.
Section 8.06    Delivery of Income. Seller shall, pursuant to Irrevocable Redirection Notices, direct the Underlying Obligors and all other applicable Persons (including any bank or financial institution holding any Income under the terms of the Mortgage Loan Documents) to deposit all Income payable to Seller as lender or holder under the terms of the Mortgage Loan Documents for the Purchased Assets into an account held by the Servicer or the Waterfall Account on the day the related payments are due, payable or required or permitted to be disbursed under the terms of the related Mortgage Loan Documents. Within five (5) Business Days of the related Purchase Date, Seller shall use its commercially reasonable efforts to deliver to Buyer an Irrevocable Redirection Notice with respect to each Purchased Asset, fully executed by each Underlying Obligor or other applicable Person. In no event shall Seller direct any Underlying Obligor with respect to a Purchased Asset to direct funds to any account other than the Waterfall Account or an account held by Servicer (so long as Servicer is Wells). To the extent Seller or any Affiliate of Seller receives any Income directly, Seller or such Affiliate shall hold such Income in trust for Buyer, segregated from other funds of Seller and its Affiliates, until delivered to the Waterfall Account or an account of the Servicer (so long as the Servicer is Wells) in accordance with the terms hereof. Seller shall deposit, or cause to be deposited, such amounts into the Servicer Account within two (2) Business Days of receipt thereof. Seller shall cause Servicer to remit all Income (other than amounts permitted to be withheld by the Servicer in accordance with the terms of the Servicing Agreement) in the Servicer Account to the Waterfall Account within two (2) Business Days of the receipt thereof (provided, however, if the Servicer is Wells or an Affiliate thereof, then the Servicer shall only be required to remit to the Waterfall Account once each month, on the date set forth in the Servicing Agreement and the failure of the Servicer to make such remittance shall not be an Event of Default hereunder). Seller shall (a) comply with and enforce each Irrevocable Redirection Notice, (b) not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer's prior written consent, (c) take all reasonable steps to enforce each Irrevocable Redirection Notice and (d) shall obtain such additional executed Irrevocable Redirection Notices as may be required to ensure all Income is directed to the Servicer (if the Servicer is Wells) or the Waterfall Account. In connection with each Principal Payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer sufficient detail to enable Buyer to identify the Purchased

Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer's agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. Neither Seller nor any Servicer shall deposit or cause to be deposited to the Waterfall Account cash or cash proceeds other than Income or other payments required to be deposited therein under the Repurchase Documents.
Section 8.07    Delivery of Financial Statements and Other Information. Seller shall deliver or cause to be delivered the following to Buyer, as soon as available and in any event within the time periods specified:
(a)    within forty‑five (45) days after the end of each fiscal quarter of Guarantor, (i) the unaudited balance sheets of Guarantor and its Consolidated Subsidiaries as at the end of such period, (ii) the related unaudited statements of operations, stockholders' equity and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case the information required to be in a 10‑Q, and (iii) a Compliance Certificate;
(b)    within ninety (90) days after the end of each fiscal year of Guarantor, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of an independent certified public accountant of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, (iv) while Guarantor is a public company, any certification from such accountants required to be publicly filed or, from and after the time Guarantor is no longer a public company, a certification from such accountants that, in making the examination necessary therefor, no information was obtained of any Default or Event of Default except as specified therein, (v) projections of Guarantor of the operating budget and cash flow budget of Guarantor for the following fiscal year, and (vi) a Compliance Certificate;
(c)    all reports submitted to Seller or Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Seller or Guarantor made by such accountants, including any management letter commenting on Seller's or Guarantor's internal controls;
(d)    with respect to each Purchased Asset and related Underlying Mortgaged Property serviced or sub-serviced by Seller or an Affiliate of Seller: (i) within thirty (30) days after the end of each fiscal quarter of Seller, a quarterly report of the following: delinquency, loss experience, internal risk rating, surveillance, rent roll, occupancy and other property-level information, and (ii) within ten (10) days after receipt or preparation thereof by Seller or any Servicer, remittance, servicing, securitization, exception and other reports, operating and financial statements of Underlying Obligors, and modifications or updates to the items contained in the Underwriting Package;
(e)    all financial statements, reports, notices and other documents that Guarantor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;
(f)    any other material agreements, correspondence, documents or other information not included in the Underwriting Package which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller or any other Repurchase Party; and
(g)    such other information regarding the financial condition, operations or business of Seller, Guarantor, any Consolidated Subsidiaries of Guarantor or any Underlying Obligor as Buyer may reasonably request.
Notwithstanding the foregoing, the requirement to deliver financial statements will be satisfied at any such time as such financial statements are publicly posted on the official web site of the Guarantor or appropriately filed with the United States Securities and Exchange Commission, so long as such financial statements are accessible by Buyer.
Section 8.08    Delivery of Notices. Seller shall promptly (and, in any event, within two (2) Business Days) notify Buyer of the occurrence of any of the following of which Seller or any other Repurchase Party has knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller, Guarantor or Pledgor has taken or proposes to take with respect thereto:
(a)    a Representation Breach other than an Approved Representation Exception;
(b)    any of the following: (i) with respect to any Purchased Asset or related Underlying Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, material violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern in violation of Environmental Laws or any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller: material violation of Requirements of Law, material decline in the value of Seller's assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;
(c)    the existence of any Default, Event of Default or of any default under or related to a Purchased Asset, Mortgage Loan Document, Purchase Agreement, Irrevocable Redirection Notice or any Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;
(d)    the resignation or termination of Servicer (other than Buyer or an Affiliate of Buyer) under the Servicing Agreement;

(e)    the establishment of a rating by any Rating Agency applicable to Seller, Guarantor or any Affiliate of Seller or Guarantor and any downgrade in or withdrawal of such rating once established; and
(f)    the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller or any other Repurchase Party, any Purchased Asset, Underlying Mortgaged Property or the Pledged Collateral, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Pledged Collateral, Purchased Asset or Mortgage Loan Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.
Section 8.09    Hedging. Seller shall employ at its expense a hedging strategy on all Purchased Assets acceptable to Buyer in its discretion. All such hedging transactions shall, at all times, be with a Hedge Counterparty and be fully cash-collateralized. All floating rate Purchased Assets shall have an Interest Rate Protection Agreement capping the interest payable in respect of such Asset in place for so long as such Asset is outstanding. In the event that an Underlying Obligor enters into any Interest Rate Protection Agreement(s) in connection with any Purchased Asset, Seller shall take such actions as Buyer deems reasonably necessary to perfect the security interest granted in each Interest Rate Protection Agreement pursuant to Section 11.01. Furthermore, in the event that Seller or any Underlying Obligor enters into any Interest Rate Protection Agreement with respect to a Purchased Asset pursuant to the Mortgage Loan Documents, Seller shall cause the Hedge Counterparty to deliver an Irrevocable Redirection Notice (or other direction reasonably satisfactory to Buyer) acknowledging that all payments with respect to such Interest Rate Protection Agreement should be made to the Waterfall Account.
Section 8.10    Pledge and Security Agreement. Seller shall not take any direct or indirect action inconsistent with the Pledge and Security Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Seller shall not permit any additional Persons to acquire Equity Interests in Seller other than the Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Seller shall not permit any sales, assignments, pledges or transfers of the Equity Interests in Seller other than to Buyer.
Section 8.11    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(a)    The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(b)    Seller and Guarantor shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(c)    The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Seller, Guarantor or any Affiliate of Seller or Guarantor to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(d)    Seller shall conduct or cause to be conducted the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with all applicable Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the Underlying Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of such Anti-Money Laundering Laws.
Section 8.12    Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise made available to any Sanctioned Target or any Person (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller and Guarantor shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Seller or Guarantor shall notify the Buyer in writing not more than one (1) Business Day after becoming aware of any breach of Section 7.17 or this Section 8.12.
ARTICLE 9

SINGLE-PURPOSE ENTITY
Section 9.01    Covenants Applicable to Seller. Seller shall (a) own no assets, and shall not engage in any business other than the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document, (b) except as permitted by Section 8.04, not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) with respect to the Mortgage Loan Documents and the Retained Interests, (ii) commitments to make loans which may become Purchased Assets, and (iii) as otherwise permitted under this Agreement, (c) not make any loans or advances to any Affiliate or third-party and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase under the Repurchase Documents, (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets, (e) comply with the provisions of its Governing Documents, (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not materially amend, modify, waive provisions of or otherwise change its Governing Documents without Buyer's prior written consent, (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of Requirements of Law; provided, that (i) appropriate notation shall be made on such financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on Seller's own separate balance sheet) and file its own tax returns (except to the extent consolidation is required or permitted under Requirements of Law), (h) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other, (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, (j) not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), (k) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such a manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others, (l) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person, (m) not hold itself out to be responsible for the debts or obligations of any other Person, (n) shall be a Delaware limited liability company, (o) not take any Insolvency Action without the prior unanimous written consent of all of its Independent Directors, (p) (i) have at all times at least one Independent Director (or such greater number as required by Buyer or any Rating Agency) and (ii) provide Buyer with up to date contact information for each such Independent Director and a copy of the agreement pursuant to which such Independent Director consents to and serves as an "Independent Director" for Seller, (q) the Governing Documents for Seller shall provide (i) that Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Director, together with the name and contact information of the replacement Independent Director and evidence of the replacement's satisfaction of the definition of Independent Director and (ii) to the extent permitted by Requirements of Law, that any Independent Director of Seller shall not have any fiduciary duty to anyone including the holders of the Equity Interest in Seller and any Affiliates of Seller except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, the Insolvency Action; provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing, (r) shall have either (A) a member which owns no economic interest in the company, has signed the company's limited liability company agreement and has no obligation to make capital contributions to the company, or (B) one Person that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company, (s) not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's length transaction, (r) maintain a sufficient number of employees in light of contemplated business operations, (s) use separate stationary, invoices and checks bearing its own name, (t) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an affiliate, (u) not pledge its assets to secure the obligations of any other Person, and (v) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity.
ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01    Events of Default. Each of the following events shall be an "Event of Default":
(a)    (i) Seller fails to make a payment of (y) Repurchase Price (other than Price Differential) or any Margin Deficit when due, whether by acceleration or otherwise, (z) Price Differential within one (1) Business Day of when due or (ii) Seller, Guarantor or Pledgor fails to make a payment of any other amount within two (2) Business Days of when due, in each case, under the Repurchase Documents;
(b)    Seller, Guarantor or Pledgor fails to observe or perform in any material respect any covenant, duty, obligation or agreement of or term or condition applicable to such Person under the Repurchase Documents or the Mortgage Loan Documents to which such Person is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.03 and 18.08(a)) such failure continues unremedied for twenty (20) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by the applicable Person;
(c)    any Representation Breach by Seller, Guarantor or Pledgor (other than an Approved Representation Exception or a Representation Breach with respect to a Purchased Asset (including, without limitation, as set forth in Section 7.10(f))) exists and continues unremedied for twenty (20) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by the applicable Person;
(d)    Seller, Guarantor or Pledgor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $100,000, with respect to Seller, and $5,000,000, with respect to Indebtedness of any Repurchase Party other than Seller, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);
(e)    Seller or any other Repurchase Party defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, Derivatives Contract, security or other agreement between Seller or any other Repurchase Party, on the one hand, and Buyer or any Affiliate of Buyer, on the other;
(f)    an Insolvency Event occurs with respect to Seller or any other Repurchase Party;
(g)    a Change of Control occurs with respect to Seller or any other Repurchase Party;
(h)    a final non‑appealable judgment or judgments for the payment of money in excess of $100,000, with respect to Seller, and, in all other cases, $5,000,000, in the aggregate is entered against Seller, Guarantor or Pledgor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge)

or bonded, or a stay of execution thereof has not been procured, within twenty (20) Business Days from the date of entry thereof;
(i)    a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, Guarantor or Pledgor, (ii) displace the management of Seller or any other Repurchase Party or curtail its authority in the conduct of the business of Seller or any other Repurchase Party, (iii) terminate the activities of Seller or any other Repurchase Party as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of Seller or any other Repurchase Party as an issuer, buyer or a seller of securities, and, in each case, such action is not discontinued or stayed within thirty (30) days;
(j)    Seller or any other Repurchase Party makes a public disclosure or otherwise admits in writing that it is not Solvent or is not able or not willing to perform any of its obligations under the Repurchase Documents, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;
(k)    any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller or any other Repurchase Party thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, the Purchased Assets or the Pledged Collateral terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller, any other Repurchase Party or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller, any other Repurchase Party or any other Person, in each case directly, indirectly, in whole or in part;
(l)    Buyer ceases for any reason (other than the failure of Custodian to hold the Mortgage Loan Documents in accordance with the terms of the Custodial Agreement and Requirements of Law) to have a valid and perfected first priority security interest in any Purchased Asset or any Pledged Collateral;
(m)    Seller or any other Repurchase Party is required to register as an "investment company" (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller or Guarantor as an "investment company";
(n)    Seller or any other Repurchase Party engages in any conduct or action where Buyer's prior consent is required by any Repurchase Document and Seller or any applicable Repurchase Party fails to obtain such consent;
(o)    Seller or any Affiliate of Seller fails to deposit all Income and other amounts actually received as required by Section 8.06 and other provisions of this Agreement within the time period such funds are required to be deposited under Section 8.06;

(p)    Guarantor's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor, Seller or Pledgor as a "going concern" or a reference of similar import, other than a qualification or limitation expressly related to Buyer's rights in the Purchased Assets;
(q)    any condition or circumstance exists which causes, constitutes or could reasonably be expected to cause or constitute a Material Adverse Effect, as determined by Buyer in a commercially reasonable manner;
(r)    (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan unless a prohibited transaction exemption is available therefor or the liability therefor is not material to the Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of Seller, Guarantor, Pledgor or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless no material liability to Seller, Guarantor, Pledgor or any Commonly Controlled Entity results, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA unless a prohibited transaction exemption is available therefor or the liability therefor is not material to the Plan, (v) Seller, Guarantor, Pledgor, any of their Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of Buyer is likely to, incur any material liability in connection with a withdrawal from, or the insolvency or reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; or
(s)    any Financial Covenant is not satisfied.
Section 10.02    Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the "Accelerated Repurchase Date"). If Buyer exercises or is deemed to have exercised the foregoing option:
(a)    All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.
(b)    All amounts in the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c)    To the extent not already completed and recorded, Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Mortgage Loan Documents and other instruments, certificates and documents then held by Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or any Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.
(d)    (i) Buyer may following one (1) Business Day's prior notice to Seller, sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an "as-is where is" basis in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) Buyer may, one (1) Business Day after the Accelerated Repurchase Date (or anytime thereafter), retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto and apply such Income in accordance with Article 5.
(e)    The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.
(f)    Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out‑of‑pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.
(g)    Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h)    Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable, provided, however, Buyer shall have no rights to exercise its power of attorney prior to the occurrence of a Default or an Event of Default.
(i)    Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.17. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.
(j)    All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.
ARTICLE 11

SECURITY INTEREST
Section 11.01    Grant. Buyer and Seller intend that all Transactions shall be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer's rights with respect to the Purchased Assets and under the Repurchase Documents in the event that any Governmental Authority recharacterizes the Transactions as other than sales, and as security for Seller's performance of the Repurchase Obligations, Seller hereby grants to Buyer a Lien on and security interest in all of the right, title and interest of Seller in, to and under the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price). Seller hereby grants to Buyer a security interest in the Waterfall Account, the Servicer Account, all collection, escrow, reserve, collateral or lock–box accounts, and all property, collections, payments and other amounts from time to time on deposit in any of the foregoing accounts (in each case, to the extent of the Seller's rights therein related to the Purchased Assets), such grant of a security interest to be effective regardless of the characterization or re-characterization of the Transactions contemplated by this Agreement.
Section 11.02    Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer's right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Mortgage Loan Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The assignment, pledge and grant of security interest contained herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (x) each Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (y) if an Event of Default exists, no Purchased Asset relating to a Purchased Asset will be released from Buyer's Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.
Section 11.03    Seller to Remain Liable. The grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset, whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Assets and Mortgage Loan Documents to perform all of Seller's duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.
Section 11.04    Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY
Section 12.01    Market Disruption. If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.
Section 12.02    Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Facility Termination Date shall be deemed to have occurred, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred.
Section 12.03    Breakfunding. Seller shall indemnify Buyer and hold Buyer harmless from any actual, out‑of‑pocket loss, cost or expense (including reasonable legal fees and expenses) which Buyer may sustain or incur arising from (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.05, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.05 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because the LIBO Rate is not available for any reason on a day that is not the last day of the then current Pricing Period.
Section 12.04    Increased Costs. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement (a) shall subject Buyer to any tax of any kind whatsoever with respect to the Repurchase Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for income taxes and any changes in the rate of tax on Buyer's overall net income), (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) shall impose on Buyer any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days' prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable; provided, however, that Buyer shall not treat Seller differently than other similarly situated customers in requiring the payment of such amount or amounts.
Section 12.05    Capital Adequacy. If Buyer determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then, in any such case, upon not less than thirty (30) days' prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such reduction; provided, however, that Buyer shall not treat Seller differently than other similarly situated customers in requiring the payment of such amount or amounts.
Section 12.06    Withholding Taxes.
(a)    All payments made by Seller to Buyer or any other Indemnified Person under the Repurchase Documents and by Underlying Obligors with respect to the Purchased Assets shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding (i) net income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which Buyer or such other Indemnified Person is organized or of its applicable lending office, or a state or foreign jurisdiction with respect to which Buyer or such other Indemnified Person has a present or former connection, or any political subdivision thereof and (ii) any U.S. federal withholding tax imposed on "withholdable payments" made after December 31, 2012 on any advances of Purchase Price made after March 18, 2012, if Buyer is a "foreign financial institution" that fails to comply with the requirements of section 1471(b) of the Code or a "non-financial foreign entity" that fails to comply with section 1472(b) of the Code, each as in effect on the date hereof, or Treasury regulations or administrative guidance promulgated thereunder (collectively, "Taxes"), all of which shall be paid by Seller for its own account not later than the date when due. If any taxes are required to be deducted or withheld from any amounts payable to Buyer and/or any other Indemnified Person, then Seller shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; and (c) pay to Buyer or other Indemnified Person such additional amounts as may be necessary so that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any

Taxes on such increase and any penalties) is not less than the amount that would have been paid absent such deduction or withholding. Promptly after Seller pays any taxes referred to in this Section 12.06, Seller will send Buyer appropriate evidence of such payment.
(b)    In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes").
(c)    Seller agrees to indemnify Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 12.06(c), and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be.
(d)    If a Person acquires any of the rights and obligations of Buyer under this Agreement, and such Person is not organized under the laws of the United States, any state thereof or the District of Columbia (a "Non–U.S. Person"), such Non–U.S. Person shall deliver to Seller on or before the date on which such Person becomes a party to this Agreement, two duly completed and executed copies of, as applicable, IRS Form W-8BEN or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS. If the Non–U.S. Person is eligible for and wishes to claim exemption from or reduction in U.S. federal withholding tax through benefit of a treaty, such Person shall deliver a Form W-8ECI. If the Non–U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest," such Person shall deliver both the Form W-8BEN and a statement certifying that such Person is not a bank, a "10 percent shareholder" or a "controlled foreign corporation" within the meaning of Section 881(c)(3) of the Code. If any previously delivered form or statement becomes inaccurate with respect to the Non–U.S. Person that delivered it, the Non–U.S. Person shall promptly notify Seller of this fact.
(e)    Without prejudice to the survival or any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 12.06 shall survive the termination of this Agreement. Nothing contained in this Section 12.06 shall require Buyer to make available any of their tax returns or other information that it deems to be confidential or proprietary.
Section 12.07    Payment and Survival of Repurchase Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Article 12 shall apply to Buyer, its successors and assigns and Participants and survive the termination of the Repurchase Documents and the indefeasible payment in full of the Repurchase Obligations.
ARTICLE 13

INDEMNITY AND EXPENSES
Section 13.01    Indemnity.
(a)    Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an "Indemnified Person" and collectively the "Indemnified Persons"), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits or taxes (other than net income taxes and franchise taxes of Buyer) of any kind that may be imposed on, incurred by or asserted against such Indemnified Person or actual, out-of-pocket fees, costs or expenses (including reasonable legal fees and expenses) (collectively, the "Indemnified Amounts") in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Mortgage Loan Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Underlying Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Mortgage Loan Document or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violations or alleged violation of, non–compliance with or liability under Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any Person or loss of or damage to property occurring in, on or about any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Underlying Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Mortgage Loan Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Underlying Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Underlying Mortgaged Property, (x) any taxes attributable to the execution, delivery, filing or recording of any Repurchase Document, Mortgage Loan Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Underlying Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any property owned or leased by Seller or any Underlying Mortgaged Property by any Person or other source, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Underlying Mortgaged Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether such Person or source is related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Underlying Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Underlying Mortgaged Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Underlying Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Underlying Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Mortgage Loan Document relating to environmental matters in any way, (xiii) the term sheet or any business communications or dealings between the Parties relating thereto, or (xiv) Seller's conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person's gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non–appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into.
(b)    If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms hereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.
(c)    An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply to all Persons to which this Agreement is assigned and Participants and survive the termination of the Repurchase Documents and the indefeasible payment in full of the Repurchase Obligations.
Section 13.02    Expenses. Seller shall promptly on demand pay to or as directed by Buyer all third‑party out‑of‑pocket costs and expenses (including reasonable legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset, Purchased Asset, Mortgage Loan Document or Pledged Collateral, including due diligence, inspection, testing, review, recording, registration, travel, custody, care, insurance or preservation, and any amendments, supplements, modifications to, or extension, renewal or waiver of, the Mortgage Loan Documents for Purchased Assets (subject to the limitation set forth in the Fee Letter), (c) the enforcement of and the exercise of remedies with respect to the Repurchase Documents, the Purchased Assets, the Mortgage Loan Documents, the Pledged Collateral or any other collateral under the Repurchase Documents or the payment or performance by Seller or Guarantor of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets or the Pledged Collateral.
ARTICLE 14

INTENT
Section 14.01    Safe Harbor. The Parties intend and hereby agree (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a "securities contract" as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed "margin payments" or "settlement payments," as defined in Section 101 of the Bankruptcy Code, (b) for the grant of a security interest set forth in Article 11 to also be a "securities contract" as defined in Section 741(7)(A)(xi) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a "financial institution," "financial participant" or other entity listed in Section 555, 559 or 362(b)(6) of the Bankruptcy Code) shall be entitled to the "safe harbor" benefits and protections afforded under the Bankruptcy Code with respect to a "securities contract," including (x) the rights, set forth in Article 10 and in Section 555 and 561 of the Bankruptcy Code, to accelerate the Repurchase Obligations, to liquidate the Purchased Assets and to terminate this Agreement and the other Repurchase Documents, and (y) the right to offset or net out as set forth in Article 10 and 14 and Section 18.17 and in Section 362(b)(6) of the Bankruptcy Code.

Section 14.02    Right to Liquidate, to Terminate, to Accelerate. The Parties acknowledge and agree that Buyer's right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder, to accelerate the Repurchase Obligations in accordance with Article 10, to terminate the Transactions and this Agreement in accordance with Article 10 or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents are contractual rights to liquidate, terminate and accelerate, as applicable, the Purchased Assets, the Repurchase Obligations, the Transactions and this Agreement as described in Sections 555 and 561 of the Bankruptcy Code.
Section 14.03    Federal Deposit Insurance Act. The Parties acknowledge and agree that if a Party is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
Section 14.04    Federal Deposit Insurance Corporation Improvement Act. The Parties acknowledge and agree that this Agreement constitutes a "netting contract," as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended ("FDICIA"), and each payment entitlement and payment obligation under any Transaction shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation," respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution," as that term is defined in FDICIA).
Section 14.05    Master Netting Agreement. The Parties expressly represent, warrant, acknowledge and agree that this Agreement constitutes a "master netting agreement," as defined in Section 101(38A) of the Bankruptcy Code.
ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
Section 15.01    Disclosure. The Parties acknowledge that they have been advised and understand that:
(a)    in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;
(b)    in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c)    in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction are not a deposit and therefor are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund; and
(d)    in the case of Transactions in which one of the Parties is an "insured depository institution" as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefor are not insured by the Federal Deposit Insurance Corporation or the Deposit Insurance Fund.
ARTICLE 16

NO RELIANCE
Section 16.01    No Reliance. Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:
(a)    It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;
(b)    It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;
(c)    It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;
(d)    It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;
(e)    It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and
(f)    No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

SERVICING
This Article 17 shall apply to all Purchased Assets.
Section 17.01    Servicing Rights. Buyer is the owner of all Servicing Rights.  Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person (including Buyer) at Seller's expense to service or sub-service all or part of the Purchased Assets; provided, however, that if Buyer decides that a Person other than Wells is to act as Servicer, so long as no Default or Event of Default exists, any successor servicer selected by Buyer shall be subject to the consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed), and such Person shall have only such obligations with respect to such Purchased Assets as are designated by Buyer. Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:
(a)    As of the Closing Date, Buyer has appointed Wells as Servicer in accordance with the terms of the Servicing Agreement and this Article 17. Contemporaneously with the execution of this Agreement, Buyer will enter into, and cause Servicer to enter into, the Servicing Agreement, and Seller will enter into the Servicing Agreement. Servicer shall service the Purchased Assets on behalf of Buyer.
(b)    Seller shall cause Servicer to comply with all of Servicer's obligations under the Servicing Agreement, including, without limitation, its obligations to provide such reports and information with respect to the Purchased Assets as required by the terms of the Servicing Agreement or as otherwise requested by Buyer.  Seller may not assign its rights or delegate its duties and obligations under the Servicing Agreement without the prior written consent of Buyer.
(c)    Seller shall not, and shall not direct or permit Servicer to, (i) take any Material Action without the prior written consent of Buyer (such consent not to be unreasonably withheld or delayed), (ii) take any action which would result in a violation of the obligations of any Person under the Servicing Agreement, this Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents or (iii) take any actions after a Default or Event of Default. Seller shall be permitted to make decisions and direct Servicer with respect to any action with respect to the Purchased Assets other than any Material Action without Buyer's consent provided that, at the time of such decisions, there is no Default or Event of Default and Seller provides Buyer with documentation thereof in connection with any such decisions.
(d)    The servicing fee payable to Servicer under the Servicing Agreement shall be payable in accordance with the terms of the Servicing Agreement.  Seller shall be solely responsible for the payment of all fees and expenses of Servicer.
(e)    Upon the occurrence and during the continuance of a Default or Event of Default, in addition to all of the other rights and remedies of Buyer and Servicer under the

Servicing Agreement, this Agreement and the other Repurchase Documents, for the avoidance of doubt, the right, if any, of Seller to direct the servicing of and make any decisions with respect to the Purchased Assets shall immediately and automatically cease to exist.
Section 17.02    Accounts Related to Purchased Assets. All accounts directly related to the Purchased Assets shall be maintained at institutions in accordance with and pursuant to the terms and conditions of the existing Mortgage Loan Documents and this Agreement; provided, however, that if any institution in which such accounts are currently held is not reasonably acceptable to Buyer, then at Buyer's request, Seller shall cause the Underlying Obligor to enter into the contractual arrangements with Buyer and Seller that are necessary in order to create a perfected security interest in favor of Buyer in all such accounts, including, without limitation, an account control agreement  in form and substance satisfactory to Buyer in its reasonable discretion.
Section 17.03    Servicing Reports. Seller shall deliver and cause Servicer to deliver to Buyer and Custodian a monthly remittance report on or before two (2) Business Days prior to the Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset‑by‑asset basis and in the aggregate, with respect to the Purchased Assets serviced by Servicer for the month (or any portion thereof) before the date of such report.
Section 17.04    Modification of Servicing Agreements. Seller shall not and shall not permit the Servicer to amend, modify, waive or terminate any provision of the Servicing Agreement without the prior written consent of Buyer (which may be granted or withheld in its discretion).
Section 17.05    Event of Default. If Seller or an Affiliate of Seller is servicing a Purchased Asset and an Event of Default exists, Buyer shall have the right at any time thereafter to terminate the Servicing Agreement with Seller or such Affiliate and transfer servicing of such Purchased Asset to Buyer or its designee, at no cost or expense to Buyer. If a Person other than Seller or an Affiliate of Seller is servicing a Purchased Asset, Buyer shall have the right at any time thereafter to terminate the Servicing Agreement with such Person and transfer servicing of such Purchased Asset to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any reasonable, actual out-of-pocket fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee.
ARTICLE 18

MISCELLANEOUS
Section 18.01    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the Parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
Section 18.02    Submission to Jurisdiction; Service of Process. Each of the Parties hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by Requirements of Law, in such federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Requirements of Law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that either party or any Indemnified Person may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents in the courts of any jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12. Nothing in this Agreement will affect the right of either Party hereto to serve process in any other manner permitted by Requirements of Law.
Section 18.03    IMPORTANT WAIVERS.
(a)    SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.
(b)    TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN IT AND ANY INDEMNIFIED PERSON, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN IT AND ANY INDEMNIFIED PERSON, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY OR ANY INDEMNIFIED PERSON. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
(c)    TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY

DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO PARTY OR INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.
(d)    EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL–ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.
(e)    EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(f)    THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(g)    THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.
Section 18.04    Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.
Section 18.05    Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.
Section 18.06    Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.
Section 18.07    Survival and Benefit of Seller's Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller's indemnities in the Repurchase Documents and all other provisions of the Repurchase Documents that, by their terms, expressly survive termination of the Repurchase Documents shall survive the termination of the Repurchase Documents and the indefeasible payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.
Section 18.08    Assignments and Participations.
(a)    Seller shall not sell, assign, delegate or transfer any of its rights, the Repurchase Obligations or any other duties or obligations under this Agreement or the other Repurchase Documents without the prior written consent of Buyer, and any attempt by Seller to do so without such consent shall be null and void.
(b)    Buyer may at any time, without the consent of or notice to Seller, sell participations to any Person (other than a natural Person, Seller or any Affiliate of Seller) (a "Participant") in all or any portion of Buyer's rights and/or obligations under the Repurchase Documents; provided, that (A) Buyer's obligations under the Repurchase Documents shall remain unchanged, (B) Buyer shall remain solely responsible to Seller for the performance of such obligations, and (C) Seller shall continue to deal solely and directly with Buyer in connection with Buyer's rights and obligations under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 to the same extent as if it had acquired its interest by assignment pursuant to

Section 18.08(c), but shall not be entitled to receive any greater payment thereunder than Buyer would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Seller's prior written consent. To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 18.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.08(c) and in the case of the benefits of Section 12.06(a), if such Participant is a Non–U.S. Person, such Participant shall be subject to the requirements and limitations under Section 12.06(b).
(c)    Buyer may at any time, with notice to Seller, sell and assign to any Person all or any portion of the rights and obligations of Buyer under the Repurchase Documents; provided, however, so long as no Default or Event of Default has occurred and is continuing, Buyer shall not assign to any Person that is a Sponsor Competitor without the prior written consent of Seller, provided, further, in the event of any assignment by Wells in its capacity as Buyer, so long as no Event of Default has occurred and Wells has not commenced the exercise of its remedies in accordance with Section 10.02 hereof, Wells shall (x) act as agent for all Buyers and the point of contact for Seller pursuant to agency provisions to be agreed upon by Wells and such assignees, which provisions, subject to the preceding clause, shall be for the sole benefit of Buyers and shall not be subject to any consent or approval of Seller (including any amendments, modifications or supplements thereto) and (y) shall retain all rights to approve any Transaction entered into after the date of assignment, declare an Event of Default under this Agreement or any other Repurchase Document and make (and determine the amount of) Margin Calls, and Seller shall not be required to deal with any assignee with respect to Seller's performance under this Agreement. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit G (an "Assignment and Acceptance"). From and after the effective date of such Assignment and Acceptance, (i) such Person shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer's rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.08(b).
(d)    Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, the cost and expense of any such sale or assignment shall be borne by Buyer.
(e)    Buyer shall have the right to partially or completely syndicate and or all of its rights under the Agreement and the other Repurchase Documents to any Person.
Section 18.09    Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction, pledge, hypothecation or rehypothecation.
Section 18.10    Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets, the Mortgage Loan Documents or Underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to the extent required in connection with any litigation between the Parties in connection with any Repurchase Document, or (g) to any actual or prospective Participant, assignee, pledge transferee or Hedge Counterparty which agrees to comply with this Section 18.10; provided, that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent a summary would suffice, and any such disclosure shall redact all pricing and other economic terms set forth therein to the extent such disclosure can be satisfied by a redacted copy of such Repurchase Documents.
Section 18.11    No Implied Waivers; Amendments. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the

Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by Requirements of Law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer's rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.
Section 18.12    Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex 1 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered on a Business Day (or if not a Business Day, on the next Business Day thereafter). A Party receiving a notice that does not comply with the technical requirements of this Section 18.12 may elect to waive any deficiencies and treat the notice as having been properly given.
Section 18.13    Counterparts; Electronic Transmission. Any Repurchase Document may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as pdf files shall constitute original signatures and are binding on all Parties.
Section 18.14    No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Seller, Guarantor, Buyer or any Indemnified Person, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller, Pledgor and Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.14 shall survive the termination of the Repurchase Documents and the indefeasible payment in full of the Repurchase Obligations.
Section 18.15    Protection of Buyer's Interests in the Purchased Assets; Further Assurances.
(a)    Seller shall cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by Requirements of Law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.15.
(b)    Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer's rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets. Seller and Guarantors shall, promptly upon Buyer's request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable "know your customer" due diligence checks.
(c)    If Seller fails to perform any of its Repurchase Obligations, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, if Seller fails to perform any of its Repurchase Obligations, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer's Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.
(d)    Without limiting the generality of the foregoing, Seller will no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the opinion delivered pursuant to Section 6.01(a)(v) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e)    Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of a Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer's failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.
(f)    At Buyer's election (at Buyer's sole cost and expense prior to an Event of Default) and at any time during the term of this Agreement, Buyer may complete and record any or all of the blank assignment documents as further evidence of Buyer's ownership interest in the related Purchased Assets. To the extent Buyer records any assignment documents prior to the occurrence of an Event of Default and Seller is repurchasing a Purchased Asset, so long as no Event of Default has occurred, any costs and expenses related to recording assignment documents (including any transfer and/or mortgage recording taxes) to reflect Seller as owner of any Asset repurchased by Seller in accordance with the terms of this Agreement shall be the responsibility of Buyer.
Section 18.16    Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.
Section 18.17    Set–off.
(a)    In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set‑off upon any and all of the following: monies, securities, collateral or other property of Seller and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller and to set–off against any Repurchase Obligations or Indebtedness owed by Seller and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of Seller, without prejudice to Buyer's right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, any such notice being expressly waived by Seller to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Seller under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer's rights to recover a deficiency. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER AND EACH AFFILIATE OF SELLER.
(b)    Buyer or any Indemnified Person shall promptly notify the affected Seller after any such set–off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set‑off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained. Nothing in this Section 18.17 shall be effective to create a charge or other security interest. This Section 18.17 shall be without prejudice and in addition to any right of set‑off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.
Section 18.18    Seller's Waiver of Setoff. Seller hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents, Requirements of Law or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.
Section 18.19    Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Seller and Affiliates of Seller, including ordering new third-party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller and Affiliates of Seller, the Mortgage Loan Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller and its Affiliates for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Seller shall pay all costs and expenses (including legal fees and expenses) incurred by Buyer in connection with Buyer's activities pursuant to this Section 18.19, subject to Section 13.02. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals on the Underlying Mortgaged Properties and otherwise re‑generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third‑party underwriter to do so.
Section 18.20    Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the Parties under the Repurchase Documents.
Section 18.21    Joint and Several Repurchase Obligations.
(a)    At all times when there is more than one Seller under this Agreement, each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been indefeasibly paid in full, the Repurchase Documents have been terminated and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations, (2) the failure to give notice to each Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, or (5) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.21, result in the release or discharge of any or all of Sellers from the performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Repurchase Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents, (iv) when making any demand hereunder against any Seller, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, and any failure by Buyer to make any such demand or to collect any payments from any other Seller, or any release of any such other Seller shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers, and (v) on disposition by Buyer of any property encumbered by any Purchased Assets, each Seller shall be and shall remain jointly and severally liable for any deficiency.
(b)    To the extent that any Seller (the "paying Seller") pays more than its proportionate share of any payment made hereunder, the paying Seller shall be entitled to seek and receive contribution from and against any other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.21 shall not limit the duties, covenants, agreements, obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by the paying Seller hereunder or any setoff or application of funds of the paying Seller by Buyer, the paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against any other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the paying Seller seek or be entitled to seek any contribution or reimbursement from any other Seller in respect of payments made by the paying Seller hereunder, until all Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents have been terminated. If any amount shall be paid to the paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Seller in trust for Buyer, segregated from other funds of the paying Seller, and shall, forthwith upon receipt by the paying Seller, be turned over to Buyer in the exact form received by the paying Seller (duly indorsed by the paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.
(c)    The Repurchase Obligations are full recourse obligations to each Seller, and each Seller hereby forever waives, demises, acquits and discharges any and all defenses, and shall at no time assert or allege any defense, to the contrary.
Section 18.22    Patriot Act Notice. Buyer hereby notifies Seller that Buyer is required by the Patriot Act to obtain, verify and record information that identifies Seller.
Section 18.23    Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.24    Acknowledgment of Anti‑Predatory Lending Policies‑. Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.
Section 18.25    Amendment and Restatement. This Agreement amends, restates and supersedes in its entirety the Original Agreement. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, except to the extent modified by the express terms and provisions of this Agreement or the other Repurchase Documents: (a) each Transaction outstanding on the date hereof under the Original Agreement shall continue in effect as a Transaction hereunder, without any transfer, conveyance, diminution, forbearance, forgiveness or other modification thereto or effect thereon occurring or being deemed to occur by reason of the amendment and restatement of the Original Agreement hereby and (b)  Seller shall continue to be liable to Buyer for (i) all "Repurchase Obligations" (under and as defined in the Original Agreement) accrued to the date hereof under the Original Agreement and (ii) all agreements on the part of Seller under the Original Agreement to indemnify Buyer in connection with events or conditions arising or existing prior to the effective date of this Agreement. This Agreement is given in substitution for the Original Agreement and not as payment of any of the obligations of Seller thereunder, and this Agreement and the Transaction contemplated hereunder are not nor are they in any way intended to and should not be construed to constitute a novation of the Original Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other Repurchase Document, or document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to this Agreement unless the context otherwise requires. Upon the effectiveness of this Agreement, the terms of this Agreement shall govern all aspects of the Facility represented by the Original Agreement, including, without limitation, the eligibility of Purchased Assets purchased under the Original Agreement and any settlements to be made with respect thereto. Seller hereby reaffirms all security interests granted by it pursuant to the Repurchase Documents. It is the intention and agreement of each of the parties hereto that (A) the perfection and priority of all security interests securing the payment of the Repurchase Obligations under this Agreement and the other Repurchase Documents are preserved, (B) the Liens and security interests granted under the Original Agreement and this Agreement and the other Repurchase Documents shall continue in full force and effect without modification, interruption, lapse, termination or limitation, and (C) any reference to the Repurchase Agreement in any Repurchase Documents shall be deemed to reference this Agreement.
Section 18.26    General Release. In consideration of Buyer entering into this Agreement, Seller, Guarantor and Pledgor hereby waive, release and discharge Buyer and Buyer's officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises out of or from or in any way relating to or in connection with this Agreement, the Original Agreement or the Repurchase Documents, including, but not limited to, any action or failure to act under this Agreement or the Original Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damage and liabilities arising out of such Person's gross negligence or willful misconduct in connection with this Agreement or the Original Agreement or the other Repurchase Documents.
Section 18.27    Modification of Other Repurchase Documents. The amendments and modifications to this Agreement shall amend and modify the other Repurchase Documents to the extent such other Repurchase Documents are not separately amended or modified on the Amended and Restated Closing Date. Seller, Guarantor and Pledgor agree that all other Repurchase Documents that are not separately amended or modified on the Amended and Restated Closing Date are binding and enforceable obligations and are in full force and effect, as modified and amended by this Agreement. The Guarantor and Pledgor hereby (i) agree to and consent to the terms of this Agreement, the Fee Letter and the other Repurchase Documents amended hereby, (ii) acknowledge and confirm that the Guaranty and the Pledge and Security Agreement remain in full force and effect notwithstanding this Agreement, the Fee Letter and the other Repurchase Documents amended hereby and (iii) reaffirm their obligations under the Guaranty and the Pledge and Security Agreement (as applicable).
[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

RCC REAL ESTATE SPE 4, LLC,
a Delaware limited liability company

By:	/s/ Michael A. Pierro
Name:	Michael A. Pierro
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

S‑1

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Allen Lewis
Name:	Allen Lewis
Title:	Managing Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

S‑2

ACKNOWLEDGMENT AND AGREEMENT OF PLEDGOR
Pledgor hereby joins in this Agreement for the sole purpose of acknowledging and consenting to Section 18.25, Section 18.26 and Section 18.27 of this Agreement. Pledgor hereby reaffirms all security interests granted by it pursuant to the Pledge and Security Agreement.
IN WITNESS WHEREOF, intending to be legally bound, the undersigned has the caused this Agreement to be executed by its officers thereunto duly authorized, as of the date first above written.

RCC REAL ESTATE, INC., a Delaware corporation,
as Pledgor

By:	/s/ Michael A. Pierro
Name:	Michael A. Pierro
Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

S‑3

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR
Guarantor hereby joins in this Agreement for the sole purpose of acknowledging and consenting to Section 18.25, Section 18.26 and Section 18.27 of this Agreement.
IN WITNESS WHEREOF, intending to be legally bound, the undersigned has the caused this Agreement to be executed by its officers thereunto duly authorized, as of the date first above written.

EXANTAS CAPITAL CORP. (formerly known as Resource Capital Corp.), a Maryland corporation

By:	/s/ Matthew Stern
Name:	Matthew Stern
Title:	President

S‑4

EXHIBIT A

FORM OF TRANSACTION REQUEST

_____________ ___, 201__

Wells Fargo Bank, National Association
Mail Code: D1053-125
301 South College Street
Charlotte, North Carolina 28202

Attention: Allen Lewis

Re:
Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between RCC Real Estate SPE 4, LLC, as seller (together with its successors and permitted assigns, “Seller”), and Wells Fargo Bank, National Association, as buyer (together with its successors and permitted assigns, “Buyer”)

Ladies and Gentlemen:

This is a Transaction Request (as this and other terms used but not defined herein are defined in the Repurchase Agreement) delivered pursuant to Section 3.01 of the Repurchase Agreement. Seller hereby requests that Buyer enter into a Transaction upon the proposed terms set forth below.

Assets (including
Underlying Mortgaged Property):        As described in Appendix 1 hereto

Book Value:                    $[_____]

Market Value as estimated by Seller:        $[_____]

Applicable Percentage proposed by Seller:    _____%

Mortgage Loan Documents:            As described in Appendix 1 hereto

Purchase Date proposed by Seller:        ______________ ___, 201__

This Transaction Request constitutes certification by Seller that:

1.    No Default or Event of Default exists on the date hereof nor will any such event occur after giving effect to such Transaction.

2.    Except as disclosed herein, the Asset described in Appendix 1 attached hereto is an Eligible Asset.

3.    After giving effect to the requested Transaction, the Purchase Price for all Transactions outstanding does not exceed the Maximum Aggregate Purchase Price.

Exhibit A, Page 1

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES TO FOLLOW]

Exhibit A, Page 2

IN WITNESS WHEREOF, I have affixed my signature hereto this [_____] day of [_______________], 20[__].

SELLER

RCC REAL ESTATE SPE 4, LLC

By:
Name:
Title:

Exhibit A, Page 3

Appendix 1 to Transaction Request

For each Eligible Asset requested to be purchased, specify, as applicable:

(a)	Transaction Name
(b)	Seller Loan Number
(c)	Lien Type
(d)	Property Type
(e)	Property Street Address
(f)	Property City, State, County, Zip Code
(g)	Appraised Value
(h)	Appraisal Firm
(i)	Appraisal Date
(j)	Original Balance
(k)	Seller Origination Balance
(l)	Current Balance
(m)	Amortization
(n)	Balloon Amount
(o)	Current Interest Rate
(p)	Spread
(q)	Index (Ex: 1 mo LIBOR; 1.76%)
(r)	Next Interest Change Date
(s)	Next Payment Change Date
(t)	Interest Rate cap
(u)	Current Principal and Interest
(v)	Note Date
(w)	First Payment Due Date to Seller
(x)	Initial Maturity Date
(y)	Extended Maturity Date
(z)	Current delinquency status
(aa)	Times 30 days or more Delinquent since origination
(bb)	Payment Type
(cc)	Payment Frequency
(dd)	Rate Change Frequency
(ee)	Original Principal and Interest
(ff)	Sponsor Name (including first name, if any)
(gg)	Underlying Obligor Name
(hh)	Open to Prepayment?
(ii)	Prepayment Penalty
(jj)	List of Mortgage Loan Documents
(kk)	Detailed description of any Representation Exceptions (if any) - describe on separate page and cross-reference the related paragraph numbers in Schedule 1 to the Repurchase Agreement

Exhibit A, Page 4

EXHIBIT B

FORM OF CONFIRMATION

Wells Fargo Bank, National Association
Mail Code: D1053-125
301 South College Street
Charlotte, North Carolina 28202

Attention: Allen Lewis

Re:
Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between RCC Real Estate SPE 4, LLC, as seller (together with its successors and permitted assigns, “Seller”), and Wells Fargo Bank, National Association, as buyer (together with its successors and permitted assigns, “Buyer”)

Ladies and Gentlemen:

This is a Confirmation (as this and other terms used but not defined herein are defined in the Repurchase Agreement) executed and delivered by Seller and Buyer pursuant to Section 3.01 of the Repurchase Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Assets described in Appendix 1 hereto.

Asset (including
Underlying Mortgaged Property):        As described in Appendix 1 hereto

Market Value:                    $[_____]

Book Value:                    $[_____]

Applicable Percentage:                _____%

Mortgage Loan Documents:            As described in Appendix 1 hereto

Purchase Date:                    ______________ ___, 201__

Pricing Margin                    _____%

Repurchase Date:                ______________ ___, 201__

Purchase Price:                    _______________________

LTV:                        _______________________

Required Debt Yield Percentage:        _______________________

Required PPV Percentage:            _______________________

Exhibit B, Page 1

[If applicable, insert additional terms and provisions requested by Buyer as a condition to the purchase of the Asset described in this Confirmation.]

Seller hereby certifies to Buyer as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1.    All of the conditions precedent in Articles 3 and 6 (other than those set forth in Section 6.01(g) and Sections 6.02(g) and (h)) of the Repurchase Agreement have been satisfied (or waived by Buyer).

2.    The Asset described in Appendix 1 attached hereto is an Eligible Asset, and except with respect to any Representation Exception described in Appendix 1 hereto, all of the representations and warranties contained in the Repurchase Agreement (including in Schedule 1 to the Repurchase Agreement as applicable to such Purchased Asset) are true and correct in all material respects.

3.    No Default or Event of Default exists on the date hereof nor will occur after giving effect to the Transaction contemplated hereby.

4.    After giving effect to such Transaction, the Purchase Price for all Transactions outstanding does not exceed the Maximum Aggregate Purchase Price or the aggregate Asset Value.

5.    There are no future funding obligations with respect to the Asset except as disclosed on Appendix 1 hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES TO FOLLOW]

Exhibit B, Page 2

This Confirmation is dated as of and shall be effective on the above Purchase Date.

SELLER

RCC REAL ESTATE SPE 4, LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED BY BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit B, Page 3

Appendix 1 to Confirmation

For each Eligible Asset, describe, as applicable:

(a)	Transaction Name
(b)	Seller Loan Number
(c)	Lien Type
(d)	Property Type
(e)	Property Street Address
(f)	Property City, State, County, Zip Code
(g)	Appraised Value
(h)	Appraisal Firm
(i)	Appraisal Date
(j)	Original Balance
(k)	Seller Origination Balance
(l)	Current Balance
(m)	Amortization
(n)	Balloon Amount
(o)	Current Interest Rate
(p)	Spread
(q)	Index (Ex: 1 mo LIBOR; 1.76%)
(r)	Next Interest Change Date
(s)	Next Payment Change Date
(t)	Interest Rate cap
(u)	Current Principal and Interest
(v)	Note Date
(w)	First Payment Due Date to Seller
(x)	Initial Maturity Date
(y)	Extended Maturity Date
(z)	Current delinquency status
(aa)	Times 30 days or more Delinquent since origination
(bb)	Payment Type
(cc)	Payment Frequency
(dd)	Rate Change Frequency
(ee)	Original Principal and Interest
(ff)	Sponsor Name (including first name, if any)
(gg)	Underlying Obligor Name
(hh)	Open to Prepayment?
(ii)	Prepayment Penalty
(jj)	List of Mortgage Loan Documents
(kk)	Detailed description of any Representation Exceptions (if any) – describe on separate page and cross-reference the related paragraph numbers in Schedule 1 to the Repurchase Agreement
(ll)	Future Funding Obligations

Exhibit B, Page 4

EXHIBIT C

FORM OF IRREVOCABLE REDIRECTION NOTICE

[DATE]

[PAYOR]
[Address]
[NOTE - To be sent to each applicable Person with any obligation to pay over to the Seller any money from the Purchased Asset]

Attention:    [____________________]

Re:	$_____________ Loan (the “Loan”) pursuant to Loan Agreement dated as of _________, _____ (the “Loan Agreement”), from RCC Real Estate SPE 4, LLC (“Payee”) to ____________________

Ladies and Gentlemen:

Wells Fargo Bank, National Association (“Servicer”) is servicing certain mortgage loans for Payee. [Payor] (“Payor”) is obligated to pay over to Payee the proceeds of, or the payments, dividends or distributions with respect thereto, the Loan identified on Appendix A attached hereto (the “Proceeds”). Notwithstanding any contrary information or direction you have received from Payee, you are hereby directed to remit payments due under the Loan when due to Servicer, by sending such amounts by wire to the following bank account:

Wells Fargo Bank, National Association Charlotte, NC
ABA#: 053000219
Acct#: [________________]
Attn: Commercial Mortgage Servicing
Reference: [_______________]

No provision of this instruction letter may be revoked, amended or otherwise modified without the prior written consent of Servicer in its sole and absolute discretion.

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Servicer promptly upon receipt. Any notices to Servicer should be delivered to the following address: Wells Fargo Bank, National Association, Mail Code: D1053-125, 301 South College Street, Charlotte, North Carolina 28202, Attention: Karen Whittlesey.

This instruction letter may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[signatures follow]

Exhibit C, Page 1

Very truly yours,

RCC REAL ESTATE SPE 4, LLC, as Payee

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

as Payor

By:
Name:
Title:
Facsimile No.:	[(___) ____ - ______]
Confirmation No.:	[(___) ____ - ______]

Exhibit C, Page 2

Appendix A

Asset

[describe Asset to which Irrevocable Redirection Notice relates]

Exhibit C, Page 3

EXHIBIT D‑1

FORM OF CLOSING CERTIFICATE

The undersigned certifies that he/she is the [____________________] of [____________________], a [state of formation] [corporation/limited liability company/limited partnership] ([“Seller”/”Pledgor”/”Guarantor”]), and that, in the capacity as such officer, is duly authorized to execute and deliver this certificate on behalf of [Seller/Pledgor/Guarantor] in connection with the Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between [Seller][RCC Real Estate SPE 4, LLC, as seller (together with its successors and permitted assigns, “Seller”)], and Wells Fargo Bank, National Association, as buyer (together with its successors and permitted assigns, “Buyer”) (all capitalized terms used herein without definition have the respective meanings set forth in the Repurchase Agreement), and further certifies in his/her capacity as such officer to Buyer as follows:

1.    Attached hereto as Annex I is a true and correct copy of the [Certificate of Formation/Certificate of Incorporation/Certificate of Limited Partnership] of [Seller/Pledgor/Guarantor], together with all amendments thereto as in effect on the date hereof, and no other amendments have been authorized by or on behalf of [Seller/Pledgor/Guarantor].

2.    Attached hereto as Annex II is a Certificate of the Secretary of State of the State of [____________________] stating that [Seller/Pledgor/Guarantor] is duly formed under the laws of the State of [____________________] and is in good standing, [and a Certificate of the Secretary of State of the State of [_______________] stating that [Seller/Pledgor/Guarantor] is in good standing as a foreign [corporation/limited liability company/limited partnership] in the State of [_______________]].

3.    Attached hereto as Annex III is a true and correct copy of the [operating agreement/bylaws/limited partnership agreement] of [Seller/Pledgor/Guarantor], together with all amendments thereto in effect on the date hereof, and no other amendments have been authorized by or on behalf of [Seller/Pledgor/Guarantor].

4.    Attached hereto as Annex IV is a true and correct copy of resolutions adopted pursuant to the unanimous written consent or pursuant to resolutions adopted at a duly called meeting of the [_______________] of [Seller/Pledgor/Guarantor] relating to the authorization, execution, delivery and performance of (among other things) the Repurchase Agreement and the other Repurchase Documents. Said resolutions have not been amended, modified, annulled or revoked, and said resolutions are the only resolutions relating to these matters which have been adopted by such [_______________].

5.    Each Person named on Annex V attached hereto is a duly elected, qualified and incumbent officer of [Seller/Pledgor/Guarantor] and the signature set forth opposite his or her name on such Annex V is that Person’s genuine signature.

6.    The [Seller/Pledgor/Guarantor]’s legal name is [____________________] and there are no additional, different or former names other than that name.

7.    No event has occurred and is continuing that would constitute a Default or an Event of Default.

Exhibit D-1, Page 1

8.    Since the respective dates as of which information was given to Buyer and except as set forth therein, there has been no Material Adverse Effect.

9.    To the knowledge of the undersigned, all representations and warranties of [Seller/Pledgor/Guarantor] contained in the Repurchase Documents or in any other document, agreement, statement, affirmation, certificate, notice, report or financial or other statement delivered in connection herewith or therewith, are true and correct in all material respects as of the date hereof.

10.    To the knowledge of the undersigned, each of the Repurchase Documents and conditions of Seller, Guarantor and Pledgor to be performed on or before the Amended and Restated Closing Date pursuant to the Repurchase Documents have been performed in all material respects. To the knowledge of the undersigned, the Seller, Guarantor and Pledgor are in compliance with all covenants, duties and agreements under the Repurchase Documents.

11.    The undersigned certifies that Seller and Guarantor are in compliance in all respects with the Financial Covenants.

12.    The address (including street number, street, suite number, city, state, zip code and county) of the chief executive office of [Seller/Pledgor/Guarantor] is as follows:

Address:	[_______________________]
[_______________________]
[_______________________]

County:	[___________]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit D-1, Page 2

IN WITNESS WHEREOF, I have affixed my signature hereto this [___] day of [__________].

[____________________]

By:
Name:
Title:

Exhibit D-1, Page 3

ANNEX I
to Closing Certificate

[CERTIFICATE OF INCORPORATION/CERTIFICATE OF FORMATION/CERTIFICATE OF LIMITED PARTNERSHIP]

(Attached)

Exhibit D-1, Page 4

ANNEX II
to Closing Certificate

GOOD STANDING CERTIFICATES

(Attached)

Exhibit D-1, Page 5

ANNEX III
to Closing Certificate

[BYLAWS/OPERATING AGREEMENT/ LIMITED PARTNERSHIP AGREEMENT]

(Attached)

Exhibit D-1, Page 6

ANNEX IV
to Closing Certificate

RESOLUTIONS

(Attached)

Exhibit D-1, Page 7

ANNEX V
to Closing Certificate

INCUMBENCY OF SIGNING OFFICERS

	Name of Officer	Title	Signature

1.

2.

3.

4.

5.

6.

Exhibit D-1, Page 8

ANNEX VI
to Closing Certificate

FINANCIAL COVENANT COMPLIANCE CALCULATIONS

Exhibit D-1, Page 9

EXHIBIT D‑2

FORM OF POWER OF ATTORNEY
(SELLER)

This Power of Attorney (“Power of Attorney”) is executed and delivered by RCC Real Estate SPE 4, LLC, as Seller (“Seller”) under the Repurchase Documents, to Wells Fargo Bank, National Association, as Buyer (in such capacity, together with its successors and assigns, “Attorney”) pursuant to Article 6 of that certain Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between Seller, as seller and Wells Fargo Bank, National Association, as buyer (together with its successors and permitted assigns, “Buyer”). No Person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Seller as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Seller irrevocably waives any right to commence any suit or action, in law or equity, against any Person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Seller until all Repurchase Obligations under the Repurchase Documents have been indefeasibly paid in full, the Repurchase Documents are terminated and Attorney has provided its written consent thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Repurchase Agreement.

(a)    Seller hereby irrevocably constitutes and appoints Attorney and any officer or agent thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Attorney’s discretion, for the purpose of carrying out the terms of the Repurchase Documents, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of the Repurchase Documents, and, without limiting the generality of the foregoing, Seller hereby gives Attorney the power and right, on behalf of Seller, without assent by Seller, to do the following (in each case to the extent Seller is not prohibited by Requirements of Law or any applicable Contractual Obligation):

(i)    in the name of Seller, or in its own name, or otherwise, to take possession of, sign, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents whenever payable;

(ii)    to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents;

(iii)    (A) to direct any party liable for any payment under any Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents to make payment of any and all moneys due or to become due thereunder directly to Attorney or as Attorney shall direct; (B) to ask

Exhibit D-2, Page 1

or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents or any proceeds thereof and to enforce any other right in respect of any Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Attorney may deem appropriate; and (G) generally, to take ownership of, sell, transfer, pledge, hypothecate, foreclose on, exercise rights and remedies, give releases and make any agreement with respect to or otherwise deal with any Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents as fully and completely as though Attorney were the absolute owner thereof for all purposes, and to do, at Attorney’s option and Seller’s expense, at any time, and from time to time, all acts and things that Attorney, in its discretion, deems necessary, desirable, proper or convenient to protect, perfect, preserve, realize upon, liquidate and/or exercise, evidence, document or transfer ownership of the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents and Attorney’s Liens thereon and to effect the spirit or intent of the Repurchase Documents, all as fully and effectively as Seller might do;

(iv)    take any and all actions Attorney, in its discretion, deems necessary, desirable, proper or convenient with respect to the Mortgage Loan Documents, the Underlying Mortgaged Property or other collateral or security under the Underlying Obligors;

(v)    to take any action that Attorney is permitted to take under Requirements of Law and/or the terms of the Repurchase Documents, to exercise all rights and remedies of Attorney under the Repurchase Documents and Requirements of Law and to perform all duties, obligations and agreements of Seller under the Repurchase Documents;

(vi)    to direct the actions of Custodian with respect to the Purchased Assets under the Custodial Agreement;

(vii)    to execute, from time to time, in connection with any sale provided for in the Repurchase Documents, any endorsements, assignments, powers, deeds, trusts, certificates, other instruments of conveyance or transfer and all other documents and agreements as Attorney deems necessary, desirable, proper or convenient with respect to the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents;

(viii)    to ask for, demand, collect, settle, compromise, adjust and give discharges and releases concerning the Purchased Assets, all as Buyer may reasonably determine in respect of the Purchased Assets;

(ix)    to commence and prosecute any actions at any court for the purposes of collecting any of the Purchased Assets and enforcing any other right in respect thereof;

(x)    to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as Buyer may deem reasonably appropriate

Exhibit D-2, Page 2

in respect of the Purchased Assets and/or Pledged Collateral, provided that the same does not impose any civil or criminal liability on Seller;

(xi)    to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that Buyer may determine necessary in order to perfect and maintain the security interests and Liens granted in under the Repurchase Documents and in order to fully consummate all of the transactions contemplated herein; and

(xii)    to do and perform all such other acts and things as Attorney, in its discretion, may deem necessary, desirable, proper or convenient in connection with the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents or any of the foregoing matters.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This Power of Attorney is a power coupled with an interest and shall be irrevocable. Notwithstanding anything herein to the contrary, Buyer shall have no rights to exercise its power of attorney prior to the occurrence of an Event of Default or at any time after an Event of Default has been cured.

(b)    The powers conferred on Attorney hereunder are solely to protect Attorney’s interests in the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents and shall not impose any duty upon it to exercise any such powers. Attorney shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Attorney nor any of its officers, directors, employees, agents or Affiliates shall be responsible to Seller for any act or failure to act hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES TO FOLLOW]

Exhibit D-2, Page 3

IN WITNESS WHEREOF, this Power of Attorney is executed by Seller as of this [ ] day of [___________________________], 201[ ].

RCC REAL ESTATE SPE 4, LLC

By:
Name:
Title:

Sworn to and subscribed before
me this ____ day of [_________], 201[ ]:

Notary Public

Exhibit D-2, Page 4

EXHIBIT D‑3

FORM OF POWER OF ATTORNEY
(PLEDGOR)

This Power of Attorney (“Power of Attorney”) is executed and delivered by RCC Real Estate, Inc., as Pledgor (“Pledgor”) Repurchase Documents, to Wells Fargo Bank, National Association, as Buyer (in such capacity, together with its successors and assigns, “Attorney”) pursuant to Article 6 of that certain Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between RCC Real Estate SPE 4, LLC, as seller and Wells Fargo Bank, National Association, as buyer (together with its successors and permitted assigns, “Buyer”). No Person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Pledgor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Pledgor irrevocably waives any right to commence any suit or action, in law or equity, against any Person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or canceled by Pledgor until all Pledged Obligations (as defined in the Pledge and Security Agreement) under the Pledge and Security Agreement have been indefeasibly paid in full, the Pledge and Security Agreement is terminated and Attorney has provided its written consent thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Repurchase Agreement.

(a)    Pledgor hereby irrevocably constitutes and appoints Attorney and any officer or agent thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time in Attorney’s discretion, for the purpose of carrying out the terms of the Pledge and Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of the Pledge and Security Agreement, and, without limiting the generality of the foregoing, Pledgor hereby gives Attorney the power and right, on behalf of Pledgor, without assent by Pledgor, to do the following (in each case to the extent Pledgor is not prohibited by Requirements of Law or any applicable Contractual Obligation):

(i)    in the name of Pledgor, or in its own name, or otherwise, to take possession of, sign, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement whenever payable;

(ii)    to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement;

(iii)    (A) to direct any party liable for any payment under any Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement to make payment of any and

Exhibit D-3, Page 1

all moneys due or to become due thereunder directly to Attorney or as Attorney shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement or any proceeds thereof and to enforce any other right in respect of any Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement; (D) to defend any suit, action or proceeding brought against Pledgor with respect to any Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement; (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, to give such discharges or releases as Attorney may deem appropriate; and (F) generally, to take ownership of, sell, transfer, pledge, hypothecate, foreclose on, exercise rights and remedies, give releases and make any agreement with respect to or otherwise deal with any Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement as fully and completely as though Attorney were the absolute owner thereof for all purposes, and to do, at Attorney’s option and Pledgor’s expense, at any time, and from time to time, all acts and things that Attorney, in its discretion, deems necessary, desirable, proper or convenient to protect, perfect, preserve, realize upon, liquidate and/or exercise, evidence, document or transfer ownership of the Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement and Attorney’s Liens thereon and to effect the spirit or intent of the Pledge and Security Agreement, all as fully and effectively as Pledgor might do;

(iv)    take any and all actions Attorney, in its discretion, deems necessary, desirable, proper or convenient with respect to the Pledged Collateral and/or with respect to the Person whose Equity Interests constitute the Pledged Collateral;

(v)    to take any action that Attorney is permitted to take under Requirements of Law and/or the terms of the Pledge and Security Agreement, to exercise all rights and remedies of Attorney under the Pledge and Security Agreement and Requirements of Law and to perform all duties, obligations and agreements of Pledgor under the Pledge and Security Agreement;

(vi)    to execute, from time to time, in connection with any sale provided for in the Pledge and Security Agreement, any endorsements, assignments, powers, deeds, trusts, certificates, other instruments of conveyance or transfer and all other documents and agreements as Attorney deems necessary, desirable, proper or convenient with respect to the Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement;

(vii)    to ask for, demand, collect, settle, compromise, adjust and give discharges and releases concerning the Pledged Collateral, all as Buyer may reasonably determine in respect of the Pledged Collateral;

(viii)    to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(ix)    to defend, settle, adjust or compromise any action, suit or proceeding brought and, in connection therewith, give such discharge or release as Buyer may deem reasonably appropriate in respect of the Pledged Collateral, provided that the same does not impose any civil or criminal liability on Pledgor;

Exhibit D-3, Page 2

(x)    to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation statements, pledge agreements, affidavits, notices and other agreements, instruments and documents that Buyer may determine necessary in order to perfect and maintain the security interests and Liens granted in under the Pledge and Security Agreement and in order to fully consummate all of the transactions contemplated herein; and

(xi)    to do and perform all such other acts and things as Attorney, in its discretion, may deem necessary, desirable, proper or convenient in connection with the Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement or any of the foregoing matters.

Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This Power of Attorney is a power coupled with an interest and shall be irrevocable. Notwithstanding anything herein to the contrary, Buyer shall have no rights to exercise its power of attorney prior to the occurrence of an Event of Default or at any time after an Event of Default has been cured.

(b)    The powers conferred on Attorney hereunder are solely to protect Attorney’s interests in the Pledged Collateral and any other collateral pledged pursuant to the Pledge and Security Agreement and shall not impose any duty upon it to exercise any such powers. Attorney shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Attorney nor any of its officers, directors, employees, agents or Affiliates shall be responsible to Pledgor for any act or failure to act hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURES TO FOLLOW]

Exhibit D-3, Page 3

IN WITNESS WHEREOF, this Power of Attorney is executed by Pledgor as of this [ ] day of [________________], 201[ ].

RCC REAL ESTATE SPE 4, LLC

By:
Name:
Title:

Sworn to and subscribed before
me this ____ day of [_________], 201[ ]:

Notary Public

Exhibit D-3, Page 4

EXHIBIT D‑4

FORM OF PATRIOT ACT CERTIFICATE

[FORM OF]
PATRIOT ACT CERTIFICATE

TO:        Wells Fargo Bank, National Association, as Buyer and Custodian

RE:
Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between RCC Real Estate SPE 4, LLC, as seller

(together with its successors and permitted assigns, “Seller”), and Wells Fargo Bank, National Association, as buyer (together with its successors and permitted assigns, “Buyer”)

DATE:    [Date]

I, [_______________], hereby certify that I am the duly elected, qualified and acting [_______________] of [insert name of Seller] (“Seller”)) and am authorized to execute this certificate on behalf of Seller.

I hereby certify on behalf of Seller that attached hereto on Schedule A is true and complete information, as requested by Buyer, for compliance with The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time (the “Patriot Act”), including, without limitation, the legal name and address of Seller and other information that is applicable and available, that will allow Buyer or Custodian, as applicable, to identify Seller in accordance with the Patriot Act.

This Patriot Act Certificate may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit D-4, Page 1

[Seller],
a [Jurisdiction] [Type of Organization]

By:
Name:
Title:

Exhibit D-4, Page 2

Schedule A
CIP Questionnaire for Entities
Important information about opening an account:

The USA PATRIOT Act of 2001 requires financial institutions to obtain, verify and record information to confirm the identity of the individual or entity that opens an account. What this means for entities: Prior to establishing an account, Corporate Trust Services must request documentation that may include certified copies of government-issued formation documents, annual reports, ownership information, partnership agreements, etc.

Today’s Date
1. Entity Legal Name (as it appears on a government-issued document)
2. Street Address (not a P.O. Box)	• Corporate Services Providers and offices of Legal Representatives addresses are not acceptable. • If an SPE/SPV affiliated with an operating company, identify that entity and address as well.
3. TIN/ Identification Number
4. Entity Type	• Corporation, Partnership, LLC, Trust, Government, Government-owned entity, Government Agency, etc.
5. Public Company
• If Publicly Traded, indicate Tickler Symbol and Listing Exchange.

• If Wholly-Owned Subsidiary of a Public Company:
i. indicate the parent name, Ticker Symbol and Listing Exchange.
ii. provide proof of subsidiary ownership such as a) corporate officer’s certificate, b) photocopy of IRS Form 851, c) Annual Report that includes ownership details.

• You may disregard questions 13, 14, 15, 16, 19 and 20 if the entity is listed on NYSE or NASDAQ or wholly-owned subsidiary.

6. Business Type	1. Describe the primary business activity.

Exhibit D-4, Page 3

7. Regulation
If entity is a US financial institution or US bank regulated by a federal or state regulator (please identify the regulatory entity)

• You may disregard questions 13, 14, 15, 16, 19 and 20 if the entity is listed on NYSE or NASDAQ or wholly-owned subsidiary.

8. Main Phone Number
9. Website Address
10. Formation Location
11. Countries of Operations	1. List all countries in which the business has operations.
12. Formation Documents
1. Attach Government-issued evidence of established business entities. This may include certified copies of organizational documents certifying the existence of the entity. If a document is not in English, please provide an English translation in addition to the government-issued document.

13. Account information
1. Does this entity send or receive regular (recurring) payments to or from non-U.S. locations using their WF account for this transaction?

2. If yes, please list all countries involved in this transaction:

14. Affiliate/Subsidiary information
1. Does this entity have any affiliates and/or subsidiaries which conduct business related to this transaction or have assets located in other countries related to this transaction?

2. If yes, please list all countries:

15. Signing Authority
1. Attach proof of signing authority (authorized signer’s list, board resolution, incumbency certificate, etc.)

Note: this can be supplied at the time of account opening if it will be part of the account documentation, e.g., the Certificate of Authorized Signers appended to an escrow agreement.

Exhibit D-4, Page 4

16. Controlling Parties Information	Identify Controlling Party(ies) of the Entity (e.g. President, Chairman, CEO, CFO, Managing Member, Limited/Managing Partner or equivalent based on Entity Type) and provide the following:
*Full Name:
*Title:
*Business or residential address:
*Country of Citizenship:
*Country of Residence:

*Full Name:
*Title:
*Business or residential address:
*Country of Citizenship:
*Country of Residence:

*Full Name:
*Title:
*Business or residential address:
*Country of Citizenship:
*Country of Residence:

* Indicates a required field. Include additional Controlling Parties if applicable

17. Contact Information	*Full Name:
*Title:
*Company:

Exhibit D-4, Page 5

*Address:
*Phone:
*Email:

18. Invoicing Information	*Full Name:
*Title:
*Company:
*Address:
*Phone:
*Email:

19. Beneficial Owners (Entities or individuals located/residing in the U.S. with ≥25% ownership in this Entity)
Who Owns the Entity listed in #1 above? Provide full beneficial ownership structure, including percentage ownership (e.g. if Entity listed in #1 is owned by another private entity, identity that entity’s ownership structure, etc. through the entire chain of ownership). Attach organization chart if available.

1. Identify the ultimate Entities/Individual(s) in the ownership structure chain that separately hold ≥25% ownership and are located/reside in the United States:

2.

*Entity or Individual Name:
*Entity or Individual physical address:
*Percent of Ownership:
*Country of Formation: (entity only)
*Country of Citizenship: (individual only)

*Entity or Individual Name:
*Entity or Individual physical address:
*Percent of Ownership:

Exhibit D-4, Page 6

*Country of Formation: (entity only)
*Country of Citizenship: (individual only)

*Entity or Individual Name:
*Entity or Individual physical address:
*Percent of Ownership:
*Country of Formation: (entity only)
*Country of Citizenship: (individual only)

Include additional beneficial owners at end of ownership chain with 25% or more ownership if located/reside in United States, as applicable. We reserve the right to request further information.
20. Beneficial Owners (Entities or individuals located/residing in a foreign country, with ≥10% ownership in this Entity)	1. Identify the ultimate Entities/Individual(s) in the ownership structure chain that separately hold ≥10% ownership and are located/reside in a foreign country:
*Entity or Individual Name:
*Entity or Individual physical address:
*Percent of Ownership:
*Country of Formation: (entity only)
*Country of Citizenship: (individual only)

*Entity or Individual Name:
*Entity or Individual physical address:

Exhibit D-4, Page 7

*Percent of Ownership:
*Country of Formation: (entity only)
*Country of Citizenship: (individual only)

*Entity or Individual Name:
*Entity or Individual physical address:
*Percent of Ownership:
*Country of Formation: (entity only)
*Country of Citizenship: (individual only)

Include additional beneficial owners at end of ownership chain with 10% or more ownership if located/reside in foreign country, as applicable. We reserve the right to request further information.
21. Wells Fargo Commercial Lending Customers	1. If the Entity listed in #1 above is a current Wells Fargo Commercial Lending customer, provide the following information about the Wells Fargo Banker:
*Name:
*Phone Number:

Exhibit D-4, Page 8

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

_____________ ___, 201__

Wells Fargo Bank, National Association
Mail Code: D1053-125
301 South College Street
Charlotte, North Carolina 28202

Attention: Allen Lewis

Re:
Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between RCC Real Estate SPE 4, LLC, as seller (together with its successors and permitted assigns, “Seller”), and Wells Fargo Bank, National Association, as buyer (together with its successors and permitted assigns, “Buyer”)

This Compliance Certificate is furnished pursuant to the above Repurchase Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Repurchase Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

The Person executing this Compliance Certificate on behalf of Seller and Guarantor is a Responsible Officer of Seller or Guarantor, as applicable, and such Responsible Officer conducted or assisted in conducting the examinations necessary to verify the information contained in this Compliance Certificate and provides this Compliance Certificate solely in such Person’s capacity as a Responsible Officer of Seller or Guarantor, as applicable, and not in such Person’s individual capacity.

All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct in all material respects as of the date hereof.

The Seller and Guarantor have reviewed the terms of the Repurchase Documents and have made, or have caused to be made under the supervision of a Responsible Officer, a detailed review of the transactions and financial condition of Seller, Pledgor and Guarantor during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

To the best knowledge of Seller and Guarantor, each of Seller, Guarantor and Pledgor has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants, duties and agreements in all material respects, and satisfied in all material respects every condition, contained in the Repurchase Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and Seller and Guarantor have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Exhibit E, Page 1

Attached as Exhibit 1 hereto are the calculations demonstrating that, after giving effect to any pending Transactions requested to be entered into, no Margin Deficit shall then exist.

Attached as Exhibit 2 hereto are the financial statements required to be delivered pursuant to Section 8.07(a) and/or (b), as applicable, of the Repurchase Agreement (or, if none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to Section 8.07(a) and/or (b), as applicable, of the Repurchase Agreement), which financial statements, to the best knowledge of Seller and Guarantor, fairly and accurately present in all material respects, the consolidated financial condition and operations of Guarantor, Guarantor’s Consolidated Subsidiaries and the consolidated results of their operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

Attached as Exhibit 3 hereto are the operating budget and cash flow projections of Seller and Guarantor required to be delivered pursuant to Section 8.07(b) of the Repurchase Agreement, which projections (or, if none are required to be delivered as of the date of this Compliance Certificate, the projections most recently delivered pursuant to Section 8.07(b) of the Repurchase Agreement), to the best knowledge of Seller and Guarantor, have been prepared in good faith based upon reasonable assumptions and presently constitute good faith estimates for the fiscal year therein specified.

Seller and Guarantor are in compliance in all respects with the Financial Covenants. Attached as Exhibit 4 hereto are the calculations demonstrating compliance with the Financial Covenants.

Attached as Exhibit 5 hereto is a description of all interests of Seller, Guarantor, Pledgor and Affiliates of any of the foregoing in any Underlying Mortgaged Property (including, without limitation, any lien, encumbrance or other debt or equity position or other interest in the Underlying Mortgaged Property that is senior or junior to, or pari passu with, a Purchased Asset in right of payment or priority).

[Attached as Exhibit 5 hereto is a copy of Guarantor’s current organizational chart (showing all Subsidiaries and Affiliates of Guarantor).] 1

Except as otherwise set forth herein, all representations and warranties made by Seller, Guarantor and Pledgor in, pursuant to or in connection with the Repurchase Documents or any other document, agreement, statement, affirmation, certificate, notice, report or financial or other statement delivered in connection herewith or therewith, are true and correct in all material respects on and as of the date of this Compliance Certificate as though made on and as of such day and shall be deemed to be made on such day.

Described below are the exceptions, if any, to the above paragraphs, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which Seller, Guarantor and/or Pledgor has taken, is taking, or proposes to take with respect to such condition or event:

1 To be delivered annually in connection with the delivery of financial statements delivered pursuant to Section 8.07(b) or in the event of a material change in Guarantor’s organizational structure.

Exhibit E, Page 2

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of ___________________, 201__ on behalf of each of the entities described herein.

Name:
Title:

[Exhibit 1: Margin Deficit Calculations]
[Exhibit 2: Financial Statements]
[Exhibit 3: Operating Budget and Cash Flow Projections]
[Exhibit 4: Financial Covenant Compliance Calculations]
[Exhibit 5: Interests in Underlying Mortgaged Property]
[Exhibit 6: Organizational Chart]

Exhibit E, Page 3

EXHIBIT F

FORM OF CONTROLLED ACCOUNT AGREEMENT

[DATE]

RCC Real Estate SPE 4, LLC, as Seller
717 Fifth Avenue, 12th Floor
New York, New York 10022
Attention:        Michael Pierro
Email:             mpierro@C3cpl.com
Facsimile No.:        (212) 705-5001
Confirmation No.:    (212) 705-5096

Wells Fargo Bank, National Association, as Buyer
Mail Code: D1053-125
301 South College Street
Charlotte, North Carolina 28202
Attention:     Allen Lewis

Re:
Waterfall Account established by Seller (defined below) at Wells Fargo Bank, National Association (in such capacity, the “Bank”) pursuant to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between RCC Real Estate SPE 4, LLC, as seller (together with its successors and permitted assigns, “Seller”), and Wells Fargo Bank, National Association, as buyer (together with its successors and permitted assigns, “Buyer”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Repurchase Agreement.

Ladies and Gentlemen:

Seller has entered into a Repurchase Agreement pursuant to which Buyer may from time to time purchase Eligible Assets secured by, among other things, the payments made by certain Underlying Obligors on account of Assets purchased by Buyer under the Repurchase Agreement (the “Purchased Assets”). As a requirement of such transactions, all such payments are required to be forwarded to the Waterfall Account identified below in accordance with the requirements of the Repurchase Documents. Seller has established a Waterfall Account, Account No. xxxxxxxxxx, for the account of Buyer, with Bank, ABA # 121000248 (the “Waterfall Account”) that Bank maintains in the name of Seller and in trust for Buyer. Seller has granted to Buyer a security interest in the Waterfall Account and all payments deposited in the Waterfall Account with respect to the Purchased Assets under the Repurchase Agreement.

In the event Bank receives notice from Buyer that a Default or an Event of Default has occurred and is continuing under the Repurchase Documents (a “Notice of Event of Default”), Bank shall in no event (a) transfer funds from the Waterfall Account to Seller or any other Person other than pursuant to Buyer’s direction, (b) act on the instruction of Seller or any Person other than Buyer or (c) cause or permit withdrawals from the Waterfall Account in any manner not approved by Buyer in writing.

Exhibit F, Page 1

Bank (in such capacity) hereby waives any right that Bank may now or hereafter have to a security interest, bank’s or other possessory Liens, rights to offset or other claims against the funds in the Waterfall Account.

In addition, Bank acknowledges that (a) Seller has granted to Buyer a security interest in all of Seller’ right, title and interest in and to the Waterfall Account and any funds from time to time on deposit in the Waterfall Account and (b) that such funds are received by Bank in trust for the benefit of Buyer and, except as provided below, are for application against the Repurchase Obligations described in the Repurchase Agreement. Seller, Buyer and Bank agree that, notwithstanding anything to the contrary in this agreement, any document or other agreement to which any of Seller, Buyer and Bank is a party, Bank will (and Bank hereby agrees to) comply solely with Buyer’s instructions regarding the disposition of funds in the Waterfall Account in accordance with Buyer’s instructions, without further consent of Seller or any other Person until Bank receives notice from Buyer that Buyer has released its Lien on the Waterfall Account and all funds deposited therein.

Until the Lien of Buyer is terminated and released, Seller shall have no rights in, no rights of withdrawal from and no rights to give notices or instructions regarding the disposition of funds in, the Waterfall Account (regardless of whether an Event of Default has occurred).

This Controlled Account Agreement shall be governed by and construed in accordance with the laws of the State of New York. Bank’s jurisdiction for purposes of the Uniform Commercial Code as in effect in the State of New York (“NYUCC”) shall be deemed to be New York. Notwithstanding anything to the contrary in any agreement governing the Waterfall Account, (a) the Waterfall Account shall be governed by the laws of the State of New York, and (b) the Waterfall Account shall be maintained at all times as a “deposit account” as defined in Section 9-102(a)(29) of the NYUCC.

All bank statements in respect to the Waterfall Account shall be sent to Buyer at:
Wells Fargo Bank, National Association
Mail Code: D1053-125
301 South College Street
Charlotte, North Carolina 28202
Attention:         Allen Lewis
Facsimile No.:        (885) 882-3270
Confirmation No.:    (704) 715-5660
with copies to Seller at:
RCC Real Estate SPE 4, LLC
717 Fifth Avenue, 12th Floor
New York, New York 10022
Attention:        Michael Pierro
Email:             mpierro@C3cpl.com
Facsimile No.:        (212) 705-5001
Confirmation No.:    (212) 705-5096
Attention:        David J. Bryant
Email:             dbryant@exantas.com
Facsimile:        (215) 553-8414
Confirmation No.:    (215) 832-4142

Exhibit F, Page 2

Kindly acknowledge your agreement with the terms of this Controlled Account Agreement by signing the enclosed copy of this letter and returning it to the undersigned.

[Remainder of page intentionally left blank]

Exhibit F, Page 3

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Bank

By:
Name:
Title:

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Buye

By:
Name:
Title:

[SIGNATURES TO FOLLOW]

Exhibit F, Page 4

RCC REAL ESTATE SPE 4, LLC, as Seller

By:
Name:
Title:

Exhibit F, Page 5

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

1.    Reference is made to the Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between RCC Real Estate SPE 4, LLC, as seller (together with its successors and permitted assigns, “Seller”), and Wells Fargo Bank, National Association, as buyer (together with its successors and permitted assigns, “Buyer”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Repurchase Agreement.

2.    _______________________ (“Assignor”) and _______________________ (“Assignee”) hereby agree as follows:

3.    Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Repurchase Documents as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Repurchase Documents except as provided in paragraph 14 below (collectively, the “Assigned Interest”).

4.    Assignor:

(a)    hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

(b)    other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Repurchase Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien or security interest created or purported to be created under or in connection with, the Repurchase Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and

(c)    makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller, Pledgor, Guarantor or any Affiliates of the foregoing, the performance or observance by Seller, Pledgor, Guarantor or any Affiliates of the foregoing, of any of the Repurchase Obligations or any other obligations under the Repurchase Documents or the value, effectiveness, status, condition or performance of the Purchased Assets, the Pledged Collateral or any other collateral or security for the Repurchase Documents.

5.    Assignee:

(a)    confirms that it is an Eligible Person;

(b)    confirms that it has received a copy of the Repurchase Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

Exhibit G, Page 1

(c)    agrees that it will, independently and without reliance upon Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Repurchase Agreement and the other Repurchase Documents;

(d)    represents and warrants that its name set forth on Schedule I hereto is its legal name;

(e)    agrees that, from and after the Effective Date, it will be bound by the provisions of the Repurchase Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Repurchase Agreement are required to be performed by it as a Buyer; and

(f)    The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.

6.    As of the Effective Date, (a)  Assignee shall be a party to the Repurchase Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and (b)  Assignor shall, to the extent that any rights and obligations under the Repurchase Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Repurchase Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Repurchase Obligations and the termination of the Repurchase Documents) and be released from its obligations under the Repurchase Agreement and the other Repurchase Documents (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Repurchase Agreement and the other Repurchase Documents, such Assignor shall cease to be a party thereto) except as provided in paragraph 11.

7.    Assignor and Assignee shall make all appropriate adjustments in payments under the Repurchase Documents for periods prior to the Effective Date directly between themselves.

8.    This Assignment and Acceptance shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

9.    This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

10.    Each provision of this Assignment and Acceptance shall be valid and enforceable to the fullest extent permitted by Requirements of Law. In case any provision in or obligation under this Assignment and Acceptance shall be invalid, illegal or unenforceable in any jurisdiction (either in its entirety or as applied to any Person, fact, circumstance, action or inaction), the validity, legality and enforceability of the remaining provisions or obligations, or of such provisions or obligations in any other jurisdiction or as applied to any other Person, fact, circumstance, action or inaction, shall not in any way be affected or impaired.

11.    No amendment, waiver or other modification of any provision of this Assignment and Acceptance shall be effective without the signed agreement of Assignor and Assignee.

Exhibit G, Page 2

12.    The interpretive provisions of Section 2.02 of the Repurchase Agreement and the miscellaneous provisions of Article 18 of the Repurchase Agreement (to the extent not already addressed in this Assignment and Acceptance) are incorporated herein, mutatis mutandis.

13.    Except as specifically modified hereby, the Repurchase Documents shall remain in full force and effect in accordance with their terms. All references to any Repurchase Document shall be deemed to mean each Repurchase Document as modified by this Assignment and Acceptance. This Assignment and Acceptance shall not constitute a novation of the Repurchase Documents, but shall constitute modifications thereof. The parties hereto agree to be bound by the terms and conditions of the Repurchase Documents, as modified by this Assignment and Acceptance, as though such terms and conditions were set forth herein. This Assignment and Acceptance is a Repurchase Document executed pursuant to the Repurchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Repurchase Agreement.

14.    Assignee acknowledges and agrees that, pursuant to Section 18.08(c) of the Repurchase Agreement, [Assignor] [Wells] is obligated to retain certain rights and obligations specified therein, which rights and obligations are specifically excluded from the Assigned Interests (the “Retained Rights”). Assignee shall not have the right to exercise or perform the Retained Rights in its capacity as a Buyer under the Repurchase Documents and [Assignor] [Wells] is entitled to exercise and perform the Retained Rights in its discretion and shall incur no liability whatsoever to Assignee and Assignee hereby releases and holds [Assignor] [Wells] harmless with respect to [Assignor’s] [Wells’] exercise, performance, decisions or actions or omissions in connection with the Retained Rights, regardless of whether Assignee disagrees with such exercise, performance, decision, action or omission by Assignor and/or whatever the same negatively affects Assignee (whether or not [Assignor] [Wells] is similarly attached).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Schedule I
to
ASSIGNMENT AND ACCEPTANCE

IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

Assignor:

Assignee:

Effective Date: ______________ ___, 201__

Assigned Repurchase Price	$
Aggregate Repurchase Price	$
Assigned Buyer Percentage	%

Exhibit G, Page 3

Assignor:

_______________________________, as Assignor
[Type or print legal name of Assignor]

By:
Name:
Title:

Dated: ___________ __, 201__

Assignee:

_______________________________, as Assignee
[Type or print legal name of Assignee]

By:
Name:
Title:

Dated: ___________ __, 201__

Address for Notices:

Exhibit G, Page 4

EXHIBIT H

FORM OF ADDITIONAL SELLER JOINDER AGREEMENT

THIS ADDITIONAL SELLER JOINDER AGREEMENT (as amended, modified, waived, supplemented or restated from time to time, this “Agreement”), dated as of [_______________], is by and among [_______________], a [_______________], as a seller (together with its successors and permitted assigns, the “Co-Seller”), RCC Real Estate SPE 4, LLC, as a seller (together with its successors and permitted assigns, the “Seller”), Wells Fargo Bank, National Association, as the buyer (together with its successors and assigns, the “Buyer”), [_______________], as a guarantor (together with its successors and permitted assigns, the “Guarantor”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Repurchase Agreement (defined below).

Under that certain Amended and Restated Master Repurchase and Securities Contract, dated as of July 19, 2018 (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Repurchase Agreement”), by and between Seller and Buyer, Seller may sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets on a servicing released basis, and additional Sellers may enter into such arrangement by executing an Additional Seller Joinder Agreement. [______________________] hereby agrees to join in the Repurchase Agreement as a Seller thereunder, and the Co-Seller agrees as follows:

1.    Co-Seller hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Co-Seller shall be deemed to be a party to and a “Seller” under the Repurchase Agreement and shall have all of the rights, duties, obligations and liabilities of a Seller thereunder, the same as if it had executed the Repurchase Agreement, as a Seller, mutatis mutandis. Co-Seller hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Repurchase Agreement, including, without limitation, (a) all of the representations and warranties set forth in Article 7 of the Repurchase Agreement and Schedule 1 of the Repurchase Agreement (as they relate to the Purchased Asset), which Seller hereby makes as of the date hereof and each future date required by the Repurchase Agreement, (b) all of the covenants set forth in Article 8 of the Repurchase Agreement, (c) the indemnification provision contained in Section 13.01 of the Repurchase Agreement, and (d) all other terms, provisions, obligations, duties and liabilities of Seller set forth in the Repurchase Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, Co-Seller hereby agrees, jointly and severally together with the Sellers (including all other co-sellers), to promptly pay all of the Repurchase Obligations in accordance with the Repurchase Agreement.

2.    Co-Seller hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Co-Seller will be deemed to be a party to the Custodial Agreement, the Fee Letter, any UCC financing statement (and amendments thereto) filed pursuant to the terms of the Repurchase Agreement or any other Repurchase Document and any other Repurchase Document to which Seller is party, and shall have all the obligations of Seller (in whatever capacity it holds under the relevant Repurchase Document) thereunder the same as if it had executed the applicable Repurchase Document as a Seller, mutatis mutandis. Co-Seller hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Custodial Agreement, the Fee Letter, any UCC financing statement (and amendments thereto) filed pursuant to the terms of the Repurchase Agreement or any other Repurchase Document and any other Repurchase Document to which Seller is party, including, without limitation, (a) all of the representations and warranties set forth in the Repurchase Documents which Co-Seller hereby makes as of the date hereof and each future date required by such documents, (b) all of the duties and affirmative and negative covenants set forth in the Repurchase Documents, (c) any indemnification provision contained

Exhibit H, Page 1

in the Repurchase Documents, and (d) all other obligations, duties and liabilities of Seller set forth in the Repurchase Documents. Without limiting the generality of the foregoing terms of this paragraph 2, Co-Seller hereby grants to Buyer a continuing security interest in, and a right of set off against, any and all right, title and interest of Co-Seller in and to all Purchased Assets of Co-Seller.

3.    On or before the date hereof, Co-Seller shall separately execute and deliver to Buyer (or the Custodian, as appropriate):

(i)    a Power of Attorney;

(ii)    a Servicing Agreement with respect to the Purchased Asset;

(iii)    a Closing Certificate;

(iv)    an official good standing certificate dated a recent date with respect to Co-Seller, Seller, Pledgor and Guarantor (including in each jurisdiction where any Underlying Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder)

(v)    a Confirmation; and

(vi)    without duplication, each other document that Seller was required to execute and deliver pursuant to Section 6.01 of the Repurchase Agreement and such other documents, certificates and agreements as Buyer may require in its reasonable discretion.

4.    Co-Seller shall, on or before the date hereof, deliver or cause to be delivered to Buyer all of the other delivery requirements of Seller set forth in the Repurchase Documents, including, without limitation, opinions from counsel to Co-Seller as Buyer may require, including, without limitation, with respect to corporate matters, enforceability, no consents or approvals required other than those that have been obtained, absence of conflicts with Requirements of Law, Governing Documents and material agreements, first priority perfected security interest in the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, the enforceability of the limited liability company agreement of Seller, the applicability of Bankruptcy Code safe harbors, and a true sale opinion (if applicable under Section 7.10) and appropriate UCC financing statements to perfect Buyer’s security interest granted under the Repurchase Documents.

5.    Co-Seller acknowledges and confirms that it has received a copy of each and every Repurchase Document and the schedules, annexes and exhibits thereto.

6.    Seller, Co-Seller and the Guarantor hereby confirm that the Repurchase Agreement and all other Repurchase Documents are, and upon Co-Seller becoming a Seller, shall continue to be, valid, binding and enforceable and in full force and effect. The parties hereto confirm and agree that, immediately upon Co-Seller becoming a Seller under the Repurchase Documents, the term “Obligations,” as used in the Repurchase Agreement, shall include all obligations of Co-Seller under the Repurchase Agreement and under each other Repurchase Document.

7.    Co-Seller hereby represents and warrants to Buyer that:

(i)    Co-Seller’s exact legal name and state of formation are as set forth on the signature pages hereto.

Exhibit H, Page 2

(ii)    Co-Seller’s chief executive office is located at [_______________________].

(iii)    Other than as disclosed herein, Co-Seller has not changed its legal name, changed its state of formation, been party to a merger, consolidation or other change in structure or used any tradename in the five years preceding the date hereof.

(iv)    All of the conditions set forth in the Repurchase Documents to the execution of this Agreement and Buyer’s purchase of the Purchased Asset are satisfied or were waived in writing by Buyer.

(v)    There are no Defaults or Events of Default as of the date hereof.

(vi)    Co-Seller’s address for notice purposes under the Repurchase Documents is set forth below its signature.

(vii)    [___] % of the Equity Interests of Co-Seller is owned by Pledgor. Pursuant to Section 4.11 of the Repurchase Agreement, Pledgor shall pledge in favor of Buyer all of the Equity Interests held by Pledgor in Co-Seller and take all such further action as Buyer shall deem reasonably necessary or advisable (including the execution of financing statements and any additional security agreements or amendments thereto) in order to effect and perfect such pledge.

(viii)    The only asset Co-Seller owns and is permitted to own under the terms of its Governing Documents is the Asset and related property incidental thereto and Co-Seller satisfies usual and customary special purpose entity requirements, including, without limitation, those requirements set forth in Section 9.01 of the Repurchase Agreement.

8.    Each of Seller and Co-Seller acknowledge and agree that (i) Seller, Co-Seller and each future co-seller of an Asset are jointly and severally liable for the obligations of Seller, Co-Seller and any other co-seller under the Repurchase Documents, and (ii) under the terms of the Repurchase Agreement, the Purchased Asset is cross collateralized and cross defaulted with all other Purchased Assets.

9.    Co-Seller shall not create, incur, assume or suffer to exist any Indebtedness except Indebtedness under the Repurchase Agreement and Indebtedness permitted under its Governing Documents that is directly related to maintaining its status as an entity in good standing in its jurisdiction of formation. Co-Seller shall not engage in any activity except as permitted by its Governing Documents (which shall be limited to owning, selling and pledging the Purchased Asset under the Repurchase Documents and related activities incidental thereto). Co-Seller may not own or acquire any property or asset other than the Purchased Asset and related property incidental thereto.

10.    This Agreement may not be amended or otherwise modified, waived or supplemented except in accordance with the requirements for amendments set forth in Section 18.11 of the Repurchase Agreement.

11.    The interpretive provisions of Section 2.02 of the Repurchase Agreement are incorporated herein mutatis mutandis.

12.    This Agreement, the Repurchase Agreement and the Repurchase Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

Exhibit H, Page 3

13.    Each of Seller and Co-Seller agree that at any time and from time to time, upon the written request of Buyer, it will execute and deliver such further documents and do such further acts as Buyer may reasonably request in order to carry out the purposes and intent of this Agreement.

14.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

15.    This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

16.    Each of the parties hereto acknowledges and agrees that there are no defenses, offsets, counterclaims, abatements, rights of rescission or other claims, legal or equitable, available to Seller, Co-Seller or any other Person with respect to this Agreement, the Repurchase Agreement, the Repurchase Documents or any other instrument, document and/or agreement described herein or therein or with respect to each Seller’s (including Co-Seller’s) obligation to repay the Repurchase Obligations and other amounts due under the Repurchase Agreement and the Repurchase Documents.

[Remainder of Page Intentionally Left Blank.]

Exhibit H, Page 4

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of this ______ day of _____, 201__.

[CO-SELLER], a [_______________]

By:
Name:
Title:

[__________________________]
717 Fifth Avenue, 12th Floor
New York, New York 10022
Attention:	Michael Pierro
Email:	mpierro@C3cpl.com
Facsimile No.:	(212) 705-5001
Confirmation No.:	(212) 705-5096
Attention:	David J. Bryant
Email:	dbryant@exantas.com
Facsimile:	(215) 553-8414
Confirmation No.:	(215) 832-4142

[Signatures Continued on the Following Page]

Exhibit H, Page 5

RCC REAL ESTATE SPE 4, LLC,
a Delaware limited liability company

By:
Name:
Title:

[__________________________]
717 Fifth Avenue, 12th Floor
New York, New York 10022
Attention:	Michael Pierro
Email:	mpierro@C3cpl.com
Facsimile No.:	(212) 705-5001
Confirmation No.:	(212) 705-5096
Attention:	David J. Bryant
Email:	dbryant@exantas.com
Facsimile:	(215) 553-8414
Confirmation No.:	(215) 832-4142

[Signatures Continued on the Following Page]

Exhibit H, Page 6